                                                                Exhibit 10(d)(i)

                      EXPORT CREDIT AND SECURITY AGREEMENT

                                     BETWEEN

                     AMERICAN SCIENCE AND ENGINEERING, INC.

                                       AND

                                  HSBC BANK USA

                                NOVEMBER 30, 2000



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                                TABLE OF CONTENTS


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
                                                                                                            PAGE(S)
                                                                                                            -------
DEFINITIONS AND ACCOUNTING TERMS..................................................................................1
         Section 1.1       Certain Defined Terms..................................................................1
         Section 1.2       Computation of Time Periods...........................................................18
         Section 1.3       Other Terms...........................................................................18

ARTICLE II.                AMOUNTS AND TERMS OF THE ADVANCES AND THE STANDBY LETTERS OF CREDIT...................18
         Section 2.1       The Advances..........................................................................18
         Section 2.2       Procedure for Export Working Capital Advances.........................................20
         Section 2.3       Issuance of and Drawings Under Standby Letters of Credit, No Liability of The Bank....21
         Section 2.4       The Note..............................................................................23
         Section 2.5       Payment of  Advances..................................................................23
         Section 2.6       Loan Account, Monthly Statements......................................................25
         Section 2.7       Use of Facility.......................................................................26
         Section 2.8       Munitions List........................................................................26
         Section 2.9       Voluntary Reduction of Facility Amount................................................26

ARTICLE III.               INTEREST, LATE PAYMENT, PREPAYMENTS AND FEES..........................................26
         Section 3.1       Interest and Late Payments............................................................26
         Section 3.2       Special Provisions Governing LIBOR Loans - Increased Costs............................28
         Section 3.3       Required Termination and Repayment of LIBOR Loans.....................................29
         Section 3.4       Fees..................................................................................29

ARTICLE IV.                FUNDING AND YIELD PROTECTION..........................................................30
         Section 4.1       Increased Costs.......................................................................30
         Section 4.2       Capital Adequacy Protection...........................................................31
         Section 4.3       Payments - No Offset, Etc.............................................................32
         Section 4.4       Survival..............................................................................32

ARTICLE V.                 EXIMBANK GUARANTEE....................................................................32
         Section 5.1       Generally.............................................................................32
         Section 5.2       Preservation of Eximbank Guarantee....................................................33

ARTICLE VI.                REPRESENTATIONS AND WARRANTIES........................................................33
         Section 6.1       Representations and Warranties........................................................33


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ARTICLE VII.              CONDITIONS OF LENDING..................................................................38
         Section 7.1       Closing Conditions....................................................................38
         Section 7.2       Conditions Precedent to Each Export Working Capital Advance and Issuance of a
                           Standby Letter of Credit..............................................................40
         Section 7.3       Suspension and Debarment, etc.........................................................41
         Section 7.4       Special Conditions....................................................................42
         Section 7.5       Borrowing Base Certificate Requirements...............................................42

ARTICLE VIII.              COVENANTS.............................................................................42
         Section 8.1       Reporting Requirements................................................................42
         Section 8.2       Insurance and Endorsements............................................................43
         Section 8.3       Tax and Other Liens...................................................................44
         Section 8.4       Terms of Sale.........................................................................44
         Section 8.5       Compliance with Export L/Cs; Deliver Export L/Cs to Bank..............................44
         Section 8.6       Payment in Dollars....................................................................45
         Section 8.7       Place of Business.....................................................................45
         Section 8.8       Inspections...........................................................................45
         Section 8.9       Litigation............................................................................45
         Section 8.10      Additional Collateral.................................................................45
         Section 8.11      Maintenance of Existence and Compliance...............................................45
         Section 8.12      Export Inventory......................................................................45
         Section 8.13      Compliance with Borrower Agreement....................................................45
         Section 8.14      Notice of Certain Events..............................................................46
         Section 8.15      Collateral Duties.....................................................................47
         Section 8.16      Encumbrances..........................................................................48
         Section 8.17      Limitation on Indebtedness............................................................49
         Section 8.18      Contingent Liabilities................................................................50
         Section 8.19      Consolidation, Merger or Corporate Changes............................................50
         Section 8.20      Investments...........................................................................50
         Section 8.21      Acquisition and Issuance of Stock of the Borrower; Dividends..........................51
         Section 8.22      Prohibited Transfers..................................................................51
         Section 8.23      Loans.................................................................................51
         Section 8.24      Tangible Net Worth....................................................................52
         Section 8.25      Current Ratio.........................................................................52
         Section 8.26      Senior Debt to Tangible Net Worth.....................................................52
         Section 8.27      Cash Flow Coverage Ratio..............................................................52

ARTICLE IX.                COLLATERAL............................................................................52
         Section 9.1       Grant.................................................................................52
         Section 9.2       Continuous Security Interest..........................................................52
         Section 9.3       Priority in Proceeds of Collateral....................................................52



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ARTICLE X.                 EVENTS OF DEFAULT, ACCELERATION.......................................................53
         Section 10.1      Events of Default, Acceleration.......................................................53

ARTICLE XI.                INTENTIONALLY OMITTED.................................................................56

ARTICLE XII.               RIGHTS AND REMEDIES OF BANK...........................................................56
         Section 12.1      Remedies of the Bank..................................................................56
         Section 12.2      Collection of Other Accounts, Etc.....................................................57
         Section 12.3      Specific Powers.......................................................................58
         Section 12.4      Right of the Bank to Use and Operate Collateral, Etc..................................59
         Section 12.5      Duties After Default..................................................................60
         Section 12.6      Cumulative Remedies...................................................................60

ARTICLE XIII.              INTENTIONALLY OMITTED.................................................................61

ARTICLE XIV.               TERMINATION...........................................................................61
         Section 14.1      Termination...........................................................................61

ARTICLE XV.                EXPENSES..............................................................................61
         Section 15.1      Expenses..............................................................................61

ARTICLE XVI.               ASSIGNMENT AND PARTICIPATION..........................................................61
         Section 16.1      Assignment and Participation by Bank..................................................61
         Section 16.2      Disclosure............................................................................62
         Section 16.3      Assignment by Borrower................................................................62

ARTICLE XVII.              MISCELLANEOUS.........................................................................62
         Section 17.1      Indemnification.......................................................................62
         Section 17.2      Payment Set-Aside.....................................................................63
         Section 17.3      Set-off...............................................................................64
         Section 17.5      Cross-Collateralization...............................................................64
         Section 17.6      Cross-Default.........................................................................64
         Section 17.8      Amendments and Waiver.................................................................65
         Section 17.9      Notices...............................................................................65
         Section 17.10     Waivers...............................................................................65
         Section 17.11     Section Headings, Severability, Entire Agreement......................................66
         Section 17.12     GOVERNING LAW.........................................................................66

ARTICLE XVIII.             INTENTIONALLY OMITTED.................................................................67
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EXHIBITS:

Exhibit A  Note
Exhibit B  Continuing Letter of Credit Agreement
Exhibit C  Borrowing Base Certificate
Exhibit D  Borrower Agreement
Exhibit E  Compliance Certificate

Schedule 1.1(uu)  Export Contracts
Schedule 6.1(d)  Litigation
Schedule 6.1(i) Existence of Material Indebtedness
Schedule 6.1(o) Places of Business
Schedule 6.l(q) Permitted Liens
Schedule 6.1(s) Subsidiaries
Schedule 6.1(t) Tradenames
Schedule 8.17(f) Other Permitted Indebtedness
Schedule 8.23 Loans to Officers, Directors and Shareholders
Schedule 9.1 Description of the Collateral



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                      EXPORT CREDIT AND SECURITY AGREEMENT


                  This Export Credit and Security Agreement dated as of November 30, 2000 between AMERICAN SCIENCE AND ENGINEERING, INC., a Massachusetts corporation with its principal place of business at 829 Middlesex Turnpike, Billerica, Massachusetts 01821 ("Borrower"), and HSBC BANK USA, a bank organized under the laws of New York ("Bank"), having a place of business at 17 South Broadway, Nyack, New York 10960.

                  WHEREAS, the Borrower and the Bank agreed to enter into financing arrangements, on the terms and conditions set forth herein;

                  NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the Borrower and the Bank agree as follows:

                                   ARTICLE I.

                        DEFINITIONS AND ACCOUNTING TERMS

                  Section 1.1 CERTAIN DEFINED TERMS. As used herein, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  (a) "Accounts" shall mean all accounts and accounts receivable related to or arising from the sale or lease of inventory or rendition of services by the Borrower in the ordinary course of its business or however otherwise arising, and all other accounts, deposit accounts, contract rights and general intangibles related to or arising from any account and notes, documents, chattel paper, instruments, acceptances, letters of credit, drafts, bank notes or other forms of obligations and receivables of the Borrower related to or arising from the foregoing or evidencing any of the foregoing or issued in substitution for or replacement of any of the foregoing, whether or not the same are listed on any schedules, assignments or reports furnished to the Bank from time to time, and whether now existing or are created at any time hereafter, including, without limitation, all Accounts as such term is defined in the UCC, together with all goods, inventory and merchandise returned by or reclaimed by or repossessed from customers wherever such goods, inventory and merchandise are located, and all proceeds thereto, including without limitation, proceeds of insurance thereon and all guaranties, securities, liens and other collateral security which the Borrower may hold for the payment of any of the foregoing, including without limitation, all rights of stoppage in transit, recission, replevin and reclamation and all other rights and remedies of an unpaid vendor or lienor, and any liens held by the Borrower as a mechanic, contractor, subcontractor, processor, materialman, machinist, manufacturer, artisan, or otherwise.

                  (b) "Account Debtor" shall mean a person or entity obligated to the Borrower upon an Account, including without limitation, a Buyer obligated to the Borrower upon an Export Account.

                  (c) "Advance" shall mean an Export Working Capital Advance or a Standby Letter of Credit Advance to Borrower.

                  (d) "Affiliate" shall mean any person that would be considered to be an affiliate of the Borrower under Rule 144(a) of the Rules and Regulations of the United States Securities and Exchange Commission, as in effect on the date hereof, if the Borrower were issuing securities.

                  (e) "Agreement" shall mean this Export Credit and Security Agreement as the same may from time to time be amended, supplemented or otherwise modified.

                  (f) "All Risk" shall have the meaning assigned in Section 8.2 hereof.

                  (g) "Available Amount" of any Standby Letter of Credit shall mean, at any time, the maximum amount available to be drawn under such Standby Letter of Credit at such time (assuming compliance at such time with all conditions to drawing).

                  (h) "Bank" shall have the meaning assigned in the Preamble to this Agreement and shall be deemed to also mean the "Lender" as such term is defined in the Borrower Agreement.

                  (i) "Borrower" shall have the meaning assigned in the Preamble to this Agreement.

                  (j) "Borrower Agreement" shall mean the Borrower Agreement dated as of November 30, 2000 between the Borrower and the Bank, as the same may from time to time be amended, supplemented or otherwise modified.

                  (k) "Borrower's Account" shall mean the account of Borrower maintained by Borrower with the Bank at 17 South Broadway, Nyack, New York 10960.

                  (l) "Borrowing Base Certificate" shall mean each certificate submitted by the Borrower to the Bank in accordance with Sections 2.3,
         7.5 and 8.1 hereof.

                  (m) "Borrowing Base Deficiency" shall mean, on any day, the positive amount, if any, by which (i) the sum of (A) 25% of the Available Amounts of the outstanding Standby Letters of Credit other than Warranty Letters of Credit, PLUS (B) 100% of the Available Amounts of the outstanding Warranty Letters of Credit, PLUS (C) the aggregate amount of Standby Letter of Credit Advances, PLUS (D) without duplication,

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


         the aggregate amount of all unpaid reimbursement Obligations of the Borrower pursuant to Section 2.3(b), PLUS (E) the aggregate principal amount of all Export Working Capital Advances outstanding at such time, exceeds (ii) the aggregate Loan Value of the Collateral.

                  (n) "Business Day" shall mean any day other than a day on which the Federal Reserve Bank in New York, New York or commercial banks in New York, New York are required or permitted by law to close.

                  (o) "Buyer" shall mean, collectively, each party (other than the Borrower) to the applicable Export Contract.

                  (p) "Capital Expenditure" shall mean, as determined in accordance with GAAP, the dollar amount of gross expenditures (including those that are financed by Capitalized Leases and/or the Financing Agreements) made or incurred for fixed assets, real property, plant and equipment, and all renewals, improvements and replacements thereto (but not repairs thereof) during any period.

                  (q) "Capitalized Lease" shall mean leases under which the Borrower or any of its Subsidiaries (or such other applicable Person as the context requires) is the lessee or obligor, the discounted future rental payment obligations under which are required to be capitalized on the balance sheet of the lessee or obligor in accordance with generally accepted accounting principles.

                  (r) "Cash Flow Coverage Ratio" shall mean as at any date of determination for any period, the ratio of (X) (a) Net Income; PLUS (b) the non-cash portion of Provisions for Income Taxes; PLUS (c) Interest Expense; PLUS (d) depreciation and amortization of assets (including patents, trademarks and goodwill) of the Borrower; to (Y) (a) Interest Expense; PLUS (b) regularly scheduled principal payments on Indebtedness and the Obligations; PLUS (c) Capital Expenditures.

                  (s) "Cash Collateral Account" shall mean that certain account of Borrower with the Bank pursuant to the Cash Collateral Account Agreement.

                  (t) "Cash Collateral Account Agreement" shall mean the Agreement Re: Cash Collateral Agreement dated the date hereof between Borrower and the Bank and as the same may from time to time be further amended, supplemented or otherwise modified.

                  (u) "Closing Date" shall mean the first date on which the Financing Agreements and the Eximbank Documents are executed by the parties thereto and the conditions set forth in Article VII have been satisfied.


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                  (v) "Collateral" shall mean the property of the Borrower in which the Bank has a security interest as described in Section 9.1 hereof.

                  (w) "Collateral Management Fee" shall have the meaning assigned in Section 3.4(e) hereof.

                  (x) "Collateral Value" of any item of Eligible Collateral shall mean, at any given time, the value of such item of Eligible Collateral as determined in accordance with GAAP, which, in the case of Eligible Export Accounts, shall reflect any charges, adjustments, discounts or other reductions whatsoever with respect thereto and shall include unbilled accounts receivable to the extent allowed under the Eximbank Documents (as determined by the Bank).

                  (y) "Commencement Date" shall mean the first day of a LIBOR Period with respect to any LIBOR Loan.

                  (z) "Commitment" shall mean the amount of $30,000,000.00 and as the same may be reduced from time to time pursuant to the provisions hereof; or if such commitment is terminated pursuant to the provisions hereof, zero.

                  (aa) "Commitment Amount" shall mean an amount equal to $30,000,000.00, such amount being the Bank's commitment to provide financing to the Borrower under this Facility, as same may be reduced from time to time pursuant to the provisions hereof; or if such commitment is terminated pursuant to the provisions hereof, zero.

                  (bb) "Continuing Letter of Credit Agreement" shall have the meaning assigned in Section 2.3(a) hereof.

                  (cc) "Current Assets" shall mean all assets of the Borrower and its Subsidiaries on a consolidated basis which are classified as current assets in accordance with GAAP.

                  (dd) "Current Liabilities" shall mean all liabilities of the Borrower and its Subsidiaries on a consolidated basis maturing on demand or within one (1) year from the date as of which Current Liabilities are to be determined.

                  (ee) "Defaulting Event" shall mean the occurrence of an Event of Default or the occurrence of any condition or event which but for the giving of notice or passage of time or both would constitute an Event of Default.

                  (ff) "Documents" shall mean all documents, as that term is defined in Article 9 of the UCC.

                  (gg) "Dollar" and the sign "$" shall mean lawful money of the United States.


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                  (hh) "Domestic Credit Agreement" shall mean the Revolving Loan and Security Agreement of even date herewith between the Borrower and the Bank, together with any amendments, supplements or modifications thereto.

                  (ii) "Drawdown Date" shall mean the date on which an Export Working Capital Advance is to be made.

                  (jj) "Domestic Facility Obligations" shall mean all Obligations arising under or relating to the Domestic Credit Agreement and all other Financing Agreements relating thereto.

                  (kk) "Eligible Collateral" shall mean Eligible Export Accounts, Eligible Export Inventory and amounts in the Cash Collateral Account, excluding all amounts in the Cash Collateral Account which are cash collateral for Warranty Letters of Credit.

                  (ll) "Eligible Export Account" shall mean an Export Account which is Collateral and which is not an Ineligible Export Account and shall include unbilled accounts to the extent allowed under the Eximbank Documents.

                  (mm) "Eligible Export Inventory" shall mean Export Inventory which is Collateral and which is not Ineligible Export Inventory.

                  (nn) "Environmental Laws" shall mean any and all applicable foreign, federal, state and local statutes, laws, regulations, rules, ordinances, orders, guidances, policies or common law (whether now existing or hereafter enacted or promulgated) of any and all federal, state or local governments and governmental and quasi-governmental agencies, bureaus, subdivisions, commissions or departments which may now or hereafter have jurisdiction over the Borrower and all applicable judicial and administrative and regulatory decrees, judgments and orders, including common law rulings and determinations, pertaining or relating to injury to, or the protection of, the environment, health, safety or Hazardous Materials, including without limitation, all requirements pertaining to reporting, licensing, permitting, investigation, remediation and removal of emissions, discharges, releases or threatened releases of Hazardous Materials, chemical substances, pollutants or contaminants whether solid, liquid or gaseous in nature, into the environment or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of such Hazardous Materials, chemical substances, pollutants or contaminants.

                  (oo) "Event of Default" and "Events of Default" shall have the meanings assigned in Section 10.1 hereof.

                  (pp) "Eximbank" shall mean the Export-Import Bank of the United States, an agency of the United States.


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                  (qq) "Eximbank Documents" shall mean the Eximbank Guarantee, the Loan Authorization Agreement and any and all other instruments, agreements and documents executed in connection therewith or related thereto, together with any amendments, modifications or supplements thereto.

                  (rr) "Eximbank Facility Fee" shall have the meaning assigned in Section 3.4(a) hereof.

                  (ss) "Eximbank Guarantee" shall mean the Master Guarantee Agreement dated as of August 18, 1999 and identified as Master Guarantee Agreement NY-MGA-99-005, as amended, supplemented and/or modified from time to time.

                  (tt) "Export Account" shall mean an Account arising under an Export Contract, whether in the form of an account receivable, note, draft, bank note, acceptance, Letter of Credit (including proceeds of Letters of Credit) or other form of obligation and receivable, now or hereafter existing (including without limitation, an Export Account belonging or owing to the Borrower under any trade name, style or division thereof), arising out of or in connection with the sale or lease of Export Inventory or the rendering of services in connection with the sale or lease of Export Inventory, whether or not earned by performance, and whether or not the same are listed on any schedules, assignments or reports furnished to the Bank from time to time.

                  (uu) "Export Contract" shall mean the contracts and written requests for proposals (related to bid bonds) referred to in the Loan Authorization Agreement, including the contracts more fully described on Schedule 1.1(uu) hereto, and any other written export order or contract among the Borrower and any other party or parties that is approved in writing by the Bank in its sole and absolute discretion, which export order or contract shall provide for the purchase of finished goods or services intended for export from the United States, the foregoing to include any Minimum Amount Contracts whether or not listed on Schedule 1.1 (uu).

                  (vv) "Export Facility Obligations" shall mean all Obligations arising under or relating to this Agreement and all other Financing Agreements relating hereto.

                  (ww) "Export Inventory" shall mean Inventory, in all of its forms, wherever located, now or hereafter existing, which is held by or on behalf of the Borrower for export sale to a Buyer pursuant to an Export Contract, and the related services, if any, to be performed by the Borrower in connection therewith, and, in any event, shall include all inventory, merchandise, goods, raw materials, supplies, work in process (which shall include the actual costs of labor and the proportionate share of the Borrower's manufacturing overhead associated therewith and the inventory cost value of unbilled revenue), and finished goods purchased and/or manufactured by the Borrower and the related services, if any, to be performed by the Borrower in connection therewith, which


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         is held by or on behalf of the Borrower for export sale to a Buyer pursuant to an Export Contract.

                  (xx) "Export L/C" shall mean a Letter of Credit (as defined in Section 1(ppp)(i)) upon the terms prescribed in Section 8.5 hereof.

                  (yy) "Export-Related Collateral" shall mean the Export Accounts and the Export Inventory, including without limitation, Proceeds and proceeds of Letters of Credit relating to such Export Accounts and/or Export Inventory.

                  (zz) "Export Working Capital Advance" shall have the meaning assigned in Section 2.1(a) hereof.

                  (aaa) "Facility" shall mean the export working capital and standby letter of credit facility being extended to the Borrower pursuant to this Agreement.

                  (bbb) "Facility Amount" shall mean Thirty Million Dollars ($30,000,000.00), as same may be reduced from time to time; or if such facility is terminated pursuant to the terms hereof, zero.

                  (ccc) "Financing Agreements" shall mean this Agreement, the Note, the Borrower Agreement, the Cash Collateral Account Agreement, the L/C Related Documents and any and all other instruments, agreements and documents executed in connection herewith or therewith or related hereto or thereto, as well as all other "Financing Agreements" as defined in the Domestic Credit Agreement, together with any amendments, supplements or modifications hereto or thereto.

                  (ddd) "GAAP" shall mean the accounting principles issued by the American Institute of Certified Public Accountants, as from time to time in effect, as consistently applied.

                  (eee) "Hazardous Materials" shall mean any chemical, compound, material, mixture or substance: (i) the presence of which requires or may hereafter require notification, investigation, monitoring or remediation under any Environmental Law; (ii) which is or becomes defined as a "hazardous waste", "hazardous material" or "hazardous substance" or "toxic substance" or "pollutant" or "contaminant" under any present or future applicable federal, state or local law or under the rules and regulations adopted or promulgated pursuant thereto, including without limitation, the Environmental Laws; (iii) which is toxic, explosive, corrosive, reactive, ignitable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and is or becomes regulated by any governmental authority, agency, department, commission, board, agency or instrumentality of any foreign country, the United States, any state of the United States, or any political subdivision thereof to the extent any of the foregoing has or had jurisdiction over the Borrower; (iv) which contains gasoline, diesel fuel or other petroleum products, asbestos or polychlorinated biphenyls; or (v) any other chemical, material or substance, exposure to, or disposal of, which is now or hereafter prohibited, limited or regulated by any federal, state or local governmental body, instrumentality or agency.

                  (fff) "Indebtedness" shall mean collectively, as to any Person and whether recourse is secured by or is otherwise available against all or only a portion of the assets of such Person and whether or not contingent, but without duplication:

                           (i) every obligation of such Person for money
                  borrowed,

                           (ii) every obligation of such Person evidenced by
                  bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses,

                           (iii) every reimbursement obligation of such Person
                  with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person,

                           (iv) every obligation of such Person issued or
                  assumed as the deferred purchase price of property or services (including securities repurchase agreements),

                           (v) every obligation of such Person under any
                  Capitalized Lease,

                           (vi) every obligation of such Person under any lease
                  (a "synthetic lease") treated as an operating lease under generally accepted accounting principles and as a loan or financing for U.S. income tax purposes,

                           (vii) every obligation of such Person (an "equity
                  related purchase obligation") to purchase, redeem, retire or otherwise acquire for value any shares of capital stock of any class issued by such Person, any warrants, options or other rights to acquire any such shares, or any rights measured by the value of such shares, warrants, options or other rights,

                           (viii) every obligation of such Person under any
                  forward contract, futures contract, swap, option or other financing agreement or arrangement (including, without limitation, caps, floors, collars and similar agreements), the value of which is dependent upon interest rates, currency exchange rates, commodities or other indices (a "derivative contract"),

                           (ix) every obligation in respect of Indebtedness of
                  any other entity (including any partnership in which such Person is a general partner) to the extent that such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent that the terms of such Indebtedness provide that such Person is not liable therefor and such terms are enforceable under applicable law,

                           (x) every obligation, contingent or otherwise, of
                  such Person guaranteeing, or having the economic effect of guarantying or otherwise acting as surety for, any obligation of a type described in any of clauses (i) through (ix) (the "primary obligation") of another Person (the "primary obligor"), in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person
                  (A) to purchase or pay (or advance or supply funds for the purchase of) any security for the payment of such primary obligation, (B) to purchase property, securities or services for the purpose of assuring the payment of such primary obligation, or (C) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such primary obligation.

                           The "amount" or "principal amount" of any
                  Indebtedness at any time of determination represented by (v) any Indebtedness, issued at a price that is less than the principal amount at maturity thereof, shall be the amount of the liability in respect thereof determined in accordance with generally accepted accounting principles, (w) any Capitalized Lease shall be the principal component of the aggregate of the rentals obligation under such Capitalized Lease payable over the term thereof that is not subject to termination by the lessee, (x) any synthetic lease shall be the stipulated loss value, termination value or other equivalent amount, (y) any derivative contract shall be the maximum amount of any termination or loss payment required to be paid by such Person if such derivative contract were, at the time of determination, to be terminated by reason of any event of default or early termination event thereunder, whether or not such event of default or early termination event has in fact occurred and (z) any equity related purchase obligation shall be the maximum fixed redemption or purchase price thereof inclusive of any accrued and unpaid dividends to be comprised in such redemption or purchase price.

                  (ggg) "Indemnifiable Liabilities" shall have the meaning assigned in Section 17.1(a) hereof.

                  (hhh) "Indemnitees" shall have the meaning assigned in Section
         17.1 (a) hereof.

                  (iii) "Ineligible Export Accounts" shall mean the following classes of Export Accounts:

                           (i) Export Accounts arising from the sale of
                  Ineligible Export Inventory;

                           (ii) Export Accounts with a term in excess of one
                  hundred (180) days;

                           (iii) Export Accounts which are more than sixty (60)
                  calendar days past the original due date, unless they are insured through Eximbank export credit insurance for comprehensive commercial and political risk, or through Eximbank approved private insurers for comparable coverage, in which case ninety (90) calendar days shall apply;

                           (iv) Export Accounts which are not Eligible Export
                  Related Accounts under the Borrower Agreement or any of the Eximbank Documents;

                           (v) Export Accounts supported by a Letter of Credit
                  where the Eligible Export Inventory the sale of which gave rise to such Export Account has not been shipped, except in the event the Account Debtor has requested that such Export Inventory be held by the Borrower to the extent permitted by the Eximbank Documents;

                           (vi) Export Accounts to the extent consisting of
                  Retainage; PROVIDED HOWEVER, THAT Retainage up to ten percent (10%) of the actual purchase price of the Export Contract may be deemed eligible for the purposes of calculating Loan Value if the Eximbank and the Bank approve same in writing; PROVIDED, FURTHER, THAT the sum of all eligible Retainage and Warranty Letters of Credit issued hereunder shall not exceed $500,000.00; or

                           (vii) Export Accounts which the Bank or Eximbank, in
                  its reasonable judgment, deems uncollectible or ineligible for any reason whatsoever.

                  (jjj) "Ineligible Export Inventory" shall mean the following classes of Export Inventory:

                           (i) Export Inventory not purchased or manufactured by
                  the Borrower pursuant to an Export Contract;

                           (ii) Export Inventory which is not located at all
                  times in the State of the Borrower's principal place of business located within the United States or in such other State of the United States in which the Bank, after giving effect to the related filings of Uniform Commercial Code financing statements (or the equivalent thereof), has a valid and perfected first priority security interest in such Inventory;

                           (iii) Export Inventory which is not owned by and in
                  the possession of the Borrower (except for Inventory located at vendors or subsuppliers if it is reasonable for it to be so located due to the manufacturing assembly process), or which is subject to a lien, security interest, charge or other encumbrance in favor of a person or entity other than the Bank;

                           (iv) Export Inventory constituting demonstration
                  Inventory;

                           (v) Export Inventory consisting of solely proprietary
                  software;

                           (vi) Export Inventory which has been sold on
                  consignment;

                           (vii) Export Inventory which is damaged, obsolete,
                  defective or unfit for further processing, or which has been recalled or returned;

                           (viii) Export Inventory whose sale would result in an
                  Ineligible Export Account;

                           (ix) Export Inventory which is not U.S. Content,
                  except that if (A) at least fifty (50%) percent of the total costs to the Borrower of any Export Inventory constituting a finished good is attributed to U.S. Content, and (B) the non-U.S. Content components (e.g. raw materials, labor and services) of such finished good are incorporated therein in the Commonwealth of Massachusetts or in such other State of the United States in which the Bank, after giving effect to the related filings of Uniform Commercial Code financing statements (or the equivalent thereof), has a valid and perfected first priority security interest in such Inventory, then such non-U.S. Content components shall be eligible;

                           (x) Export Inventory which constitutes defense
                  articles or defense services, or nuclear products or services;

                           (xi) Export Inventory which is not Eligible Export
                  Related Inventory under the Borrower Agreement or any of the Eximbank Documents;

                           (xii) Export Inventory deemed ineligible by the
                  Eximbank for any reason whatsoever;

                           (xiii) Export Inventory held by or on behalf of
                  International and/or Global or in which International and/or Global now or at any time hereafter may have an interest; and

                           (xiv) Export Inventory which has been previously
                  exported from the United States.

                  (kkk) "Inventory" shall mean all (i) all goods manufactured or acquired for sale or lease, and any piece goods, raw materials, work in process and finished merchandise, findings or component materials, and all supplies, goods, incidentals, office supplies, packaging materials, in which the Borrower now or at any time hereafter may have an interest, whether or not the foregoing is listed in this agreement on any reports furnished to the Bank from time to time, including, without limitation, all Inventory as such term is defined in the UCC; (ii) all of the foregoing whether or not the same is in transit or in the constructive, actual or exclusive occupancy or possession of the Borrower or is held by the Borrower or by others for the Accounts, including without limitation all goods covered by purchase orders and contracts with suppliers and all goods billed and held by suppliers;
         (iii) all of the foregoing which may be located on premises of the Borrower or of any carrier, forwarding agents, truckers, warehousemen, vendors, selling agents or third parties; (iv) all Documents, documents of title, insurance and general intangibles relating to or arising out of inventory; and (v) all proceeds and products of the foregoing resulting from the sale, lease or other disposition of the foregoing, including cash, accounts receivable, other non-cash proceeds and trade-ins.

                  (lll) "Investments" shall mean, without duplication, all expenditures made and all Indebtedness incurred (contingently or otherwise) for the acquisition of stock or Indebtedness of, or for loans, advances, capital contributions or transfers of property to, or in respect of any guaranties (or other commitments or arrangements as described under clauses (h) or (i) of the definition of Indebtedness), or obligations of, any Person. In determining the aggregate amount of Investments outstanding at any particular time: (a) the amount of any Investment represented by any such guaranty or other commitment or arrangement shall be taken at not less than the principal amount of the obligations guaranteed or otherwise supported and still outstanding;
         (b) there shall be included as an Investment all interest accrued with respect to Indebtedness constituting an Investment unless and until such interest is paid; (c) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise, except that accrued interest included as provided in the foregoing clause (b) may be deducted when paid; and (d) there shall not be deducted from the aggregate amount of Investments any decrease in the value thereof.

                  (mmm) "Issuance Date" shall mean the date on which any Standby Letter of Credit is to be issued.

                  (nnn) "L/C Advance Amount" shall have the meaning assigned in
         Section 2.3(c) hereof.

                  (ooo) "L/C Related Documents" shall have the meaning assigned in Section 2.5(b) hereof

                  (ppp) "Letter of Credit" shall mean an irrevocable letter of credit subject to UCP 500, payable in the United States or at the issuing bank and issued either: (i) for the benefit of the Borrower on behalf of a Buyer in connection with purchases under an Export Contract; or (ii) for the benefit of United States supplier(s) on behalf of the Borrower in connection with the purchase of goods or services from the supplier by the Borrower, which purchase is in support of the export sales financed under this Agreement; or (iii) for the benefit of a Buyer on behalf of the Borrower, including, without limitation, Standby Letters of Credit and Warranty Letters of Credit.

                  (qqq) "LIBOR" shall mean the rate of interest per annum determined by Bank applicable to any selected LIBOR Period equal to the rate appearing on Telerate Page 3750, or if no quotation appears on Telerate Page 3750, the average rate per annum which the offices of four leading banks selected by the Bank and located in London offer, for deposits in U.S. dollars in the London Interbank Eurodollar Market at approximately 10:00 a.m. (London time) on a LIBOR Interest Determination Date in an amount approximately equal to the amount of the applicable LIBOR Loan.

                  (rrr) "LIBOR Interest Determination Date" shall mean a Business Day which is three (3) Business Days prior to the applicable Commencement Date.

                  (sss) "LIBOR Loan" shall mean any or all Advances from time to time unpaid and bearing interest at the LIBOR Rate.

                  (ttt) "LIBOR Period" shall mean a period equal to one (1) month, two (2) months or three (3) months selected by Borrower pursuant to Section 3.1 of this Agreement.

                  (uuu) "LIBOR Rate" shall mean LIBOR, plus two hundred (200) basis points.

                  (vvv) "Loan Account" shall have the meaning assigned in
         Section 2.6 hereof.

                  (www) "Loan Authorization Agreement" shall mean the Loan Authorization Agreement dated the date hereof, between Eximbank and the Bank with respect to the Facility, together with any amendments, supplements or modifications thereto.

                  (xxx) "Loan Value" shall mean, with respect to each item of Eligible Collateral, an amount not greater than: (i) ninety percent (90%) with respect to the Collateral Values of Eligible Export Accounts, (ii) seventy-five percent (75%) with respect to the Collateral Values of Eligible Export Inventory, and (iii) one hundred percent (100%) with respect to the Collateral Value of the cash deposited in the Cash Collateral Account pursuant to the Cash Collateral Account Agreement.

                  (yyy) "Material Adverse Effect" shall mean a material adverse effect on (a) the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower, individually, or the Borrower and its Subsidiaries taken as a whole,
         (b) the validity, perfection, or priority of the security interest of the Bank in the Collateral created pursuant to this Agreement and the other Financing Agreements, (c) the rights and remedies of the Bank under any Financing Agreements, or (d) the ability of the Borrower to perform its Obligations under the Financing Agreements.

                  (zzz) "Maturity Date" shall mean the Termination Date.

                  (aaaa) "Minimum Amount Contract" shall mean any proposed export order or contract among the Borrower and any party that is approved in writing by the Bank in its sole and absolute discretion which provides for the purchase of finished goods or services exported from the United States and in connection with which the Borrower has requested the issuance of a Standby Letter of Credit for purposes of proposal bid bonds of not more than $100,000 individually, or, in the aggregate, $500,000.

                  (bbbb) "Net Income" shall mean the consolidated net income (or loss) of the Borrower and its Subsidiaries, after deduction of all expenses, taxes, and other charges against consolidated net income, determined in accordance with generally accepted accounting principles.

                  (cccc) "Note" shall mean the promissory note of the Borrower payable to the order of the Bank, in the form of EXHIBIT A attached hereto, evidencing the Obligations, including without limitation, the indebtedness of the Borrower to the Bank resulting from the Advances.

                  (dddd) "Notice of Borrowing" shall have the meaning assigned in Section 2.2(a) hereof.

                  (eeee) "Notice of Issuance" shall have the meaning assigned in
         Section 2.3(a) hereof.

                  (ffff) "Obligations" shall mean and includes all Advances, interest, indebtedness, liabilities, obligations, fees, charges, expenses, guaranties, covenants and duties at any time owing by the Borrower to the Bank of every kind and description arising under the Facility, whether or not evidenced by any note or other instrument, whether or not for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and all other indebtedness, liabilities and obligations arising under this Agreement and the other Financing Agreements, including, without limitation, the reimbursement obligation of the Borrower to the Bank upon any drawing or drawings under that certain Standby Letter of Credit issued by the Bank on or about the Closing Date for the benefit of the Borrower in favor of State Street Bank and Trust Company, and all costs, expenses, fees, and charges incurred by the Bank and/or Eximbank hereunder or otherwise with respect to the Borrower, including without limitation, reasonable fees and expenses of attorneys, paralegals and other professional incurred in connection with any of the foregoing, or in any way connected with, involving or relating to the preservation, enforcement, protection or defense of, or realization under this Agreement, the Note, the Continuing Letter of Credit Agreements, any of the other Financing Agreements, the Collateral and the rights and remedies hereunder or thereunder, including without limitation, all costs and expenses in inspecting or surveying mortgaged real estate, if any, or conducting environmental studies or tests, and all reasonable costs, expenses and fees incurred in connection with any "workout" or default resolution negotiations involving legal counsel or other professionals and further in connection with any re-negotiation or restructuring of the indebtedness evidenced by this Agreement, the Note and/or any of the other Financing Agreements.

                  (gggg) "Person" shall mean any individual, sole proprietorship, partnership, limited liability partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, business, or other legal entity or any government (whether national, federal, provincial, state, county, city, municipal or otherwise, including any instrumentality, division, agency, body, political subdivision or department thereof), and shall include such Person's successors and assigns.

                  (hhhh) "Prime Rate" shall mean the rate of interest publicly announced by HSBC Bank USA from time to time as its prime rate and is a base rate for calculating interest on certain loans. The rate announced by HSBC Bank USA as its prime rate may or may not be the most favorable rate charged by HSBC Bank USA to its customers.

                  (iiii) "Prime Rate Loan" shall mean all Advances hereunder bearing interest at the Prime Rate.

                  (jjjj) "Proceeds" shall mean all proceeds, as that term is defined in Article 9 of the UCC, and, in any event, shall include (a) any and all Accounts, chattel paper, instruments, cash and other proceeds payable to the Borrower from time to time in respect of any of the foregoing collateral security, (b) any and all proceeds of any insurance (whether or not the Bank is the loss payee thereof), indemnity, warranty or guaranty payable to the Borrower from time to time with respect to any of the collateral security, (c) any and all payments (in any form whatsoever) made or due and payable to the Borrower from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the collateral security by any governmental body, authority, bureau or agency (or any person acting under color of governmental authority), and (d) any and all other amounts from time to time paid or payable under or in connection with any of the collateral security.

                  (kkkk) "Retainage" shall mean that portion of the purchase price of an Export Contract that a Buyer is not obligated to pay until the end of a specified period of time following the satisfactory performance of the Borrower's obligations under such Export Contract.

                  (llll) "Senior Debt to Tangible Net Worth Ratio" shall mean as at any date of determination, the ratio of (a) Total Senior Indebtedness of the Borrower and its Subsidiaries outstanding on such date to (b) Tangible Net Worth of the Borrower and its Subsidiaries for the fiscal quarter ended on such date.

                  (mmmm) "Standby Letter of Credit" shall mean each standby letter of credit issued by the Bank pursuant to Section 2.1 hereof either (i) for the benefit of a Buyer in order to secure the Borrower's performance of its obligations under an Export Contract; (ii) bid or performance bonds in connection with an Export Contract; (iii) to secure a Buyer's down payment made in connection with the purchase of Eligible Export Inventory pursuant to an Export Contract; (iv) for the benefit of United States suppliers on behalf of the Borrower in connection with the purchase of goods or services by the Borrower from the supplier, which purchase is in support of the export sales financed under this Agreement; or (v) for the benefit of State Street Bank and Trust Company ("State Street") in connection with the refinancing by the Bank of a certain export credit facility made by State Street to the Borrower. A Standby Letter of Credit may not be used to serve as a retainage or warranty bond, unless the Standby Letter of Credit is a Warranty Letter of Credit.

                  (nnnn) "Standby Letter of Credit Advance" shall have the meaning assigned in Section 2.3(c) hereof.

                  (oooo) "Standby Letter of Credit Fee" shall have the meaning assigned in Section 3.4(d) hereof.

                  (pppp) "Subsidiary" shall mean any corporation, association, trust, or other business entity of which the Borrower shall at any time own directly or indirectly through a Subsidiary or Subsidiaries at least a majority (by number of votes) of the outstanding voting stock.

                  (qqqq) "Tangible Net Worth" shall mean the excess of Total Assets over Total Liabilities, and less the total book value of all assets of the Borrower properly classified as intangible assets under GAAP, including such items as goodwill, the purchase price of acquired assets in excess of the fair market value thereof, trademarks, trade names, service marks, brand names, copyrights, patents and licenses, and rights with respect to the foregoing.

                  (rrrr) "Termination Date" shall mean the earlier of (i) November 30, 2002 or, if such date is not a Business Day, the next Business Day thereafter, and any subsequent date to which the Termination Date may be extended pursuant to Section 14.1 hereof, or
         (ii) the date the Bank terminates its commitments pursuant to Paragraph
         10.1 hereof or Borrower terminates the Facility pursuant to Section 2.9 hereof.

                  (ssss) "Total Assets" shall mean the sum of (i) all assets ("consolidated balance sheet assets") of the Borrower and its Subsidiaries determined in accordance with GAAP, PLUS (ii) without duplication, all assets leased by the Borrower as lessee under any synthetic lease referred to in clause (vi) of the definition of the term "Indebtedness" to the extent that such assets would have been consolidated balance sheet assets had the synthetic lease been treated for accounting purposes as a Capitalized Lease, PLUS (iii) without duplication, all sold receivables referred to in clause (vii) of the definition of the term "Indebtedness" to the extent that such receivables would have been consolidated balance sheet assets had they not been sold.

                  (tttt) "Total Liabilities" shall mean all liabilities of the Borrower and its Subsidiaries determined on a consolidated basis in accordance with GAAP and classified as such on the consolidated balance sheet of the Borrower and its Subsidiaries and all other Indebtedness of the Borrower and its Subsidiaries, whether or not so classified, but specifically excluding all contingent obligations of the Borrower in respect of (i) undrawn amounts under issued letters of credit; and (ii) indemnity obligations in respect of surety bonds issued to any governmental agency under the General Agreement of Indemnity executed on September 21, 1998 between the Borrower and the Chubb Group of Insurance Companies.

                  (uuuu) "Total Senior Indebtedness" shall mean as of any date of determination, an amount equal to the sum of all Indebtedness of the Borrower and its Subsidiaries (including, without limitation, any unpaid reimbursement obligations from draws under letters of credit), but excluding (i) contingent Indebtedness and (ii) any Indebtedness that is subordinated to the Obligations on terms acceptable to the Bank.

                  (vvvv) "UCC" shall mean the Uniform Commercial Code as in effect from time to time in the State of New York.

                  (wwww) "Unused Commitment Amount" shall mean an amount equal to the Commitment Amount MINUS the sum of (A) the Available Amounts of all outstanding Standby Letters of Credit (including without limitation any Standby Letter of Credit that is being requested by the Borrower at the time the Unused Commitment Amount is being calculated) PLUS (B) the aggregate amount of outstanding Standby Letter of Credit Advances PLUS
         (C) without duplication, the aggregate amount of all unpaid reimbursement Obligations of the Borrower pursuant to Section 2.3(b) outstanding at such time PLUS (D) the aggregate amount of all Export Working Capital Advances

         (including without limitation any Export Working Capital Advance that is being requested by the Borrower at the time the Unused Commitment Amount is being calculated).

                  (xxxx) "U.S." or "United States" shall mean the United States of America and its territorial possessions.

                  (yyyy) "U.S. Content" shall mean with respect to any Export Inventory, all the labor, materials and services which are of U.S. origin or manufacture, and which are incorporated into Export Inventory in the United States.

                  (zzzz) "Warranty" shall mean a Borrower's guarantee to a Buyer that the Export Inventory will function as intended during the warranty period set forth in the applicable Export Contract.

                  (aaaaa) "Warranty Letter of Credit" shall mean a Standby Letter of Credit which is issued or caused to be issued by the Bank to support the Obligations with respect to a Warranty or a Standby Letter of Credit which by its terms becomes a Warranty Letter of Credit, but only after the date on which it becomes a Warranty Letter of Credit, subject to compliance with the collateral requirements of this Agreement and the Eximbank Documents.

                  Section 1.2 COMPUTATION OF TIME PERIODS. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" shall mean "from and including" and the words "to" and "until" each mean "to but excluding."

                  Section 1.3 OTHER TERMS. Unless otherwise defined, all accounting terms shall be construed, and all computations or classifications of assets and liabilities and of income and expenses shall be made or determined in accordance with GAAP. All terms not specifically defined herein or by GAAP, which terms are defined in the Uniform Commercial Code as in effect from time to time in the State of New York, have the meanings assigned to them therein, with the term "instrument" being that defined under Article 9 of the Uniform Commercial Code as in effect from time to time in the State of New York.

                                   ARTICLE II.

                        AMOUNTS AND TERMS OF THE ADVANCES
                        AND THE STANDBY LETTERS OF CREDIT

                  Section 2.1 THE ADVANCES.

                  (a) EXPORT WORKING CAPITAL ADVANCES. Subject to the terms and conditions hereof, the Bank in reliance upon the representations and warranties of the Borrower contained herein, agrees to make advances (each an "Export Working Capital Advance") to the Borrower upon request of the Borrower from time to time on any Business Day during the period from the date hereof until the Termination Date up to a maximum aggregate amount outstanding (after giving effect to all Export Working Capital Advance amounts requested) at any one time up to the Commitment Amount; PROVIDED, HOWEVER THAT after giving effect to such request, (i) the sum of the aggregate Available Amounts, all Advances and, without duplication, all unpaid reimbursement Obligations of the Borrower pursuant to Section 2.3(b) shall not exceed the Facility Amount at any one time; and (ii) the sum of (1) the Available Amounts of all Standby Letters of Credit,
         (2) all Advances and (3) without duplication, all unpaid reimbursement Obligations of the Borrower pursuant to Section 2.3(b), shall not at any time result in a Borrowing Base Deficiency. Subject to the limits referred to above, the Borrower may borrow under this Section 2.1(a), repay pursuant to Section 2.5 hereof and reborrow under this Section 2.1(a).

                  (b) STANDBY LETTERS OF CREDIT.

                           (i) Subject to the terms and conditions hereof, the
                  Bank in reliance upon the representations and warranties of the Borrower contained herein, agrees to issue for the account of the Borrower upon the Borrower's request one or more Standby Letters of Credit, in such form as may be requested from time to time by the Borrower and agreed to by the Bank; PROVIDED, HOWEVER, that, after giving effect to such request,
                  (i) the sum of the aggregate Available Amounts, all Advances and, without duplication, all unpaid reimbursement Obligations of the Borrower pursuant to Section 2.3(b) shall not exceed the Facility Amount at any one time; and (ii) the sum of (1) the Available Amounts of all Standby Letters of Credit, (2) all Advances and (3) without duplication, all unpaid reimbursement Obligations of the Borrower pursuant to Section 2.3(b), shall not at any time result in a Borrowing Base Deficiency. Subject to the limits referred to above, the Borrower may request the issuance of Standby Letters of Credit under this Section 2.1(b), repay any Standby Letter of Credit Advances resulting from drawing thereunder pursuant to Section
                  2.3 hereof, and request the issuance of additional Standby Letters of Credit under this Section 2.l(b).

                           (ii) Unless the Termination Date has been extended
                  pursuant to Section 14.1 hereof, no Standby Letter of Credit shall: (a) be issued within sixty (60) days of the Termination Date without the prior approval of Eximbank and the Bank; or
                  (b) shall be issued with an expiry date later than the Termination Date without the prior approval of Eximbank and the Bank, in which case the Borrower shall be obligated to provide to the Bank, pursuant to the terms and conditions set forth in the Cash Collateral Agreement, on or before the Issuance Date of any Standby Letter of Credit, cash collateral equal to one hundred percent (100%) of the Available Amount for all Standby Letters of Credit having an expiry date beyond the Termination Date.

                           (iii) Notwithstanding anything to the contrary
                  contained herein, Warranty Letters of Credit may only be issued with the prior written consent of Eximbank.

                  (c) LOAN VALUE. Any provision of this Agreement or any other Financing Agreement or any Eximbank Document to the contrary notwithstanding, in the event that the sum of the Available Amounts, all Advances and all reimbursement Obligations of Borrower exceed the Loan Value, Borrower shall upon request of the Bank immediately pay to the Bank the excess of the Available Amounts, all Advances and all reimbursement Obligations over the Loan Value.

                  Section 2.2 PROCEDURE FOR EXPORT WORKING CAPITAL ADVANCES.

                  (a) NOTICES OF BORROWING. Requests for Export Working Capital Advances may be made only once per Business Day and shall be made on notice, given not less than one (1) Business Day before the proposed Drawdown Date for a Prime Rate Loan and three (3) Business Days before the proposed Drawdown Date for a LIBOR Loan, by the Borrower to the Bank. Each such notice (which notice shall be irrevocable and binding on the Borrower) of a proposed borrowing (a "Notice of Borrowing") shall be by telephone, confirmed immediately in writing, or by telex or telecopier, specifying the proposed Drawdown Date (which shall be a Business Day) and the amount to be borrowed. In the event that written confirmation of a telephonic Notice of Borrowing differs in any respect from the action taken by the Bank, the records of the Bank shall control absent manifest error. To be eligible to request an Export Working Capital Advance, the Borrower must submit to the Bank, together with its Notice of Borrowing, (i) a Borrowing Base Certificate in the form of EXHIBIT C attached hereto (together with the attachments referred to therein) which to the extent required by Section 7.5 shall be current as of the date of such Notice of Borrowing, and (ii) a certified copy of the applicable Export Contract and the underlying letter of credit issued in favor of the Borrower for the account of the Buyer for which the Working Capital Advance is being made; and (iii) a description of the proposed use of the proceeds of such Working Capital Advance.

                  (b) PAYMENT AND DISBURSEMENT OF EXPORT WORKING CAPITAL ADVANCES. Upon receipt of the documents required by this Section 2.2, the Bank will make available to the Borrower the requested Export Working Capital Advance by crediting the Borrower's Account.

                  (c) ESTABLISHMENT OF RESERVES. The Bank may, at any time and from time to time, in its reasonable judgment, establish reserves against the Export Accounts and

         Export Inventory of the Borrower. Without limiting the Bank's right to establish reserves against the Export Accounts and Export Inventory of the Borrower at any time and from time to time, in its reasonable judgment, the Bank typically shall establish such reserves after a collateral audit performed by the Bank (or the Bank's agent), but only if such reserves are established based upon such collateral audit (or a prior collateral audit). The Bank shall furnish the Borrower with written notice of the establishment of such reserves, if practicable, at least ten (10) days prior to the implementation thereof, which notice shall describe the reason therefor. The amount of such reserves shall be subtracted from the Collateral Value. Without in any way limiting the Bank's right to establish reserves hereunder, the Borrower acknowledges that the Bank shall establish a reserve against the Export Accounts and Export Inventory of the Borrower in an amount equal to One Hundred Thousand and 00/100 Dollars ($100,000.00) with respect to the rent obligations for Borrower's premises located at 829 Middlesex Turnpike, Billerica, Massachusetts.

                  Section 2.3 ISSUANCE OF AND DRAWINGS UNDER STANDBY LETTERS OF CREDIT, NO LIABILITY OF THE BANK.

                  (a) NOTICES OF ISSUANCE. Requests for the issuance of Standby Letters of Credit may be made only once per Business Day and shall be made on notice, given not less than five (5) Business Days before the proposed Issuance Date, by the Borrower to the Bank. Each such notice (which notice shall be irrevocable and binding on the Borrower) of issuance of a Standby Letter of Credit (a "Notice of Issuance") shall be by telephone, confirmed immediately in writing, or by telex or telecopier, specifying therein the requested (i) proposed Issuance Date (which shall be a Business Day), (ii) Available Amount of such Standby Letter of Credit in Dollars, (iii) expiration date of such Standby Letter of Credit, (iv) name and address of the beneficiary of such Standby Letter of Credit, and (v) form of such Standby Letter of Credit, and shall be accompanied by such application and agreement for letter of credit substantially in the form of EXHIBIT B hereto, or in the form, if any, as the Bank may otherwise specify to the Borrower for use in connection with such requested Standby Letter of Credit (a "Continuing Letter of Credit Agreement"), and a certified copy of the applicable Export Contract and the underlying letter of credit issued in favor of the Borrower for the account of the Buyer in connection therewith. To be eligible to request the issuance of any Standby Letter of Credit, the Borrower must also submit to the Bank, together with its Notice of Issuance, a Borrowing Base Certificate in the form of EXHIBIT C attached hereto (together with the attachments referred to therein) which shall, to the extent required by Section 7.5 hereof, be current as of the date of such Notice of Issuance. If the requested form of such Standby Letter of Credit is acceptable to the Bank in its sole discretion, the Bank will, upon fulfillment of the applicable conditions set forth in Article VII hereof, make such Standby Letter of Credit available to the Borrower at its office referred to in the first paragraph of this Agreement or as otherwise agreed with the Borrower is connection with such issuance. The Bank reserves the right, in its sole discretion, to not issue Letters of Credit in favor of beneficiaries domiciled in countries deemed by the Bank to possess an inordinate amount of risk, whether that risk is related to economic, political, or other circumstances. In the event and to the extent that the provisions of any Continuing Letter of Credit Agreement shall conflict with this Agreement, the provisions of this Agreement shall govern.

                  (b) REIMBURSEMENT OBLIGATIONS OF THE BORROWER. In order to induce the Bank to issue, extend and renew each Standby Letter of Credit, the Borrower hereby agrees to reimburse or pay to the Bank, with respect to each Standby Letter of Credit issued, extended or renewed by the Bank hereunder on each date that any draft presented under such Standby Letter of Credit is honored by the Bank, the Bank otherwise makes a payment with respect thereto, (i) the amount paid by the Bank under or with respect to such Standby Letter of Credit, and
         (ii) the amount of any taxes, fees, charges or other costs and expenses whatsoever incurred by the Bank in connection with any payment made by the Bank under, or with respect to, such Standby Letter of Credit. Each such payment shall be made to the Bank at its address set forth above in immediately available funds. Interest on any and all amounts remaining unpaid by the Borrower under this Section 2.3 at any time from the date such amounts become due and payable (whether as stated in this Section 2.3, by acceleration or otherwise) until payment in full (whether before or after judgment) shall be payable to the Bank on demand at the rate specified in Section 3.1(a)(ii) for overdue principal. All payments and prepayments of principal, interest or fees by the Borrower hereunder that are received by the Bank after 11:00 a.m. (New York City time) will be deemed for all purposes to have been received on the next Business Day.

                  (c) LETTER OF CREDIT PAYMENTS. If any draft shall be presented or other demand for payment shall be made under any Standby Letter of Credit, the Bank shall notify the Borrower of the date and amount of the draft presented or demand for payment and of the date and time when it expects to pay such draft or honor such demand for payment. If the Borrower fails to reimburse the Bank as provided in Section 2.3(b) on or before the date that such draft is paid or other payment is made by the Bank, the Bank may at any time thereafter, but shall not be obligated to, make an advance (a "Standby Letter of Credit Advance") to the Borrower in the amount of any such unreimbursed amount thereof (the "L/C Advance Amount"). Subject to the limitations on liability contained in the following paragraph (d), the Bank will endeavor in good faith to determine that the documents (including each draft) delivered under each Standby Letter of Credit in connection with such presentment shall be in strict conformity in all material respects with such Standby Letter of Credit. Notwithstanding anything herein to the contrary, (a) the sum of the Available Amounts of Warranty Letters of Credit, plus the Retainage portion of Accounts in the Loan Value (if any) shall not exceed the lesser of (x) twenty percent (20%) of the Commitment Amount; or (y) $500,000.00; and (b) the outstanding principal balance of Advances that are supported by Eligible Export Inventory shall not exceed sixty percent (60%) of the sum of the amount of all financial accommodations hereunder other than Standby Letters of Credit (excluding Warranty Letters of Credit).

                  (d) NO LIABILITY OF THE BANK. The Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any Standby Letter of Credit with respect to its use of such Standby Letter of Credit. Neither the Bank nor any of its officers or directors shall be liable or responsible for: (i) the use that may be made of any Standby Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (ii) the validity, sufficiency or genuineness of Documents, or of any endorsement thereon, even if such Documents should prove to be in any or all respects invalid, fraudulent or forged; (iii) payment by the Bank against presentment of Documents that do not comply with the terms of a Standby Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Standby Letter of Credit; or (iv) any other circumstances whatsoever in making or failing to make payment under any Standby Letter of Credit, except that the Borrower shall have a claim against the Bank, and the Bank shall be liable to the Borrower, to the extent of any direct, but not consequential, damages suffered by the Borrower that the Borrower proves were caused by (A) the Bank's willful misconduct or gross negligence in determining whether documents presented under any Standby Letter of Credit comply with the terms of the Standby Letter of Credit, or (B) the Bank's willful failure to make lawful payment under a Standby Letter of Credit after presentation to it of a draft and certificates strictly complying with the terms and conditions of the Standby Letter of Credit. In furtherance and not in limitation of the foregoing, the Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

                  Section 2.4 THE NOTE. The Advances shall be evidenced by a Note of the Borrower in substantially the form of EXHIBIT A hereto, dated as of the Closing Date. The Note shall be payable to the order of the Bank in a principal amount of up to $30,000,000.00, plus interest accrued thereon, as set forth below. The Borrower irrevocably authorizes the Bank to make or cause to be made, at or about the time of each Advance and the Issuance Date of each Standby Letter of Credit or at the time of receipt of any payment of principal on the Note, an appropriate notation on the Bank's Note Record reflecting the making of such Advance, the issuance of such Standby Letter of Credit or (as the case may be) the receipt of such payment. The outstanding amount of the Advances and the Available Amounts of Standby Letters of Credit set forth on the Bank's Note Record shall be PRIMA FACIE evidence of the principal amount thereof owing and unpaid to the Bank, but the failure to record, or any error in so recording, any such amount on the Bank's Note Record shall not limit or otherwise affect the obligations of the Borrower hereunder or under the Note to make payments of principal of or interest on the Note when due.

                  Section 2.5 PAYMENT OF ADVANCES.

                  (a) EXPORT WORKING CAPITAL ADVANCES. ALL EXPORT WORKING CAPITAL ADVANCES HEREUNDER, TOGETHER WITH ACCRUED AND UNPAID INTEREST AND ANY OTHER AMOUNTS DUE HEREUNDER, SHALL

         BE DUE AND PAYABLE TO THE BANK ON THE MATURITY DATE OR EARLIER ACCELERATION OF THE OBLIGATIONS, at which time the Borrower shall have no ability to request, and the Bank shall have no obligation to make, any further Export Working Capital Advances hereunder. The Bank may, at its option, debit principal, interest, fees, costs and expenses due and payable hereunder, under any of the other Financing Agreements or under any other agreements between the Bank and the Borrower to any of the Borrower's accounts maintained with the Bank on each date any such amount is due and payable.

                  (b) STANDBY LETTER OF CREDIT ADVANCES.

                           (i) Regardless of whether any Continuing Letter of
                  Credit Agreement is executed, or the terms thereof, the Borrower shall repay to the Bank the outstanding principal amount of each Standby Letter of Credit Advance in accordance with Section 2.3 on the earlier of (A) demand and (B) the Termination Date. The Bank may, at its option, debit principal, interest, fees, costs and expenses due and payable hereunder, under any of the other Financing Agreements or under any other agreements between the Bank and the Borrower to any of the Borrower's accounts maintained with the Bank on each date any such amount is due and payable.

                           (ii) Without limiting the generality of Section
                  2.3(d) hereof, the Obligations of the Borrower under this Agreement, any Continuing Letter of Credit Agreement or any other agreement or instrument relating to any Standby Letter of Credit shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement, such Continuing Letter of Credit Agreement and such other agreement or instrument under all circumstances, including without limitation, the following circumstances:

                           (A) any lack of validity or enforceability of any Continuing Letter of Credit Agreement, any Standby Letter of Credit or any other agreement or instrument relating thereto (all of the foregoing being, collectively, the "L/C Related Documents") or any other Financing Agreement;

                           (B) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations in respect of any L/C Related Document or any other amendment or waiver of or any consent to departure from all or any of the L/C Related Documents;

                           (C) the existence of any claim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of a Standby Letter of Credit (or any person or entity for whom any such beneficiary or any such transferee may be acting), the Bank or any other person or entity, whether in connection with the transactions contemplated by the L/C Related Documents or any unrelated transaction;

                           (D)      any statement or any other document
                                    presented under a Standby Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect;

                           (E) payment by the Bank under a Standby Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Standby Letter of Credit;

                           (F) any exchange, release or non-perfection of any Collateral or other collateral, for all or any of the Obligations in respect of the L/C Related Documents; or

                           (G)      any other circumstance or happening
                                    whatsoever, whether or not similar to any of the foregoing, including without limitation, any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or a guarantor.

                  Section 2.6 LOAN ACCOUNT, MONTHLY STATEMENTS. Insofar as the Bank shall make Advances hereunder, the Bank shall enter the amounts of such Advances as debits on an internal ledger account (the "Loan Account"). The Bank may also record to the Loan Account, in accordance with customary banking procedures, all fees, accrued and unpaid interest, late fees, usual and customary bank charges for the maintenance and administration of checking and other bank accounts maintained by the Borrower and other fees and charges which are properly chargeable to the Borrower under this Agreement; all payments, subject to collection, made by the Borrower on account of indebtedness evidenced by the Loan Account; and all proceeds of Collateral which are finally paid to the Bank in its own office in cash or collected items. The aggregate amount of all such Obligations set forth in the Loan Account shall be presumptive evidence of the principal amount owing hereunder; PROVIDED, HOWEVER, that the failure to make any such entry with respect to any Obligations shall not limit or otherwise affect the obligation of the Borrower hereunder. Any statement for the Loan Account rendered by the Bank, shall be considered correct and accepted by the Borrower and conclusively binding upon the Borrower unless the Borrower notifies the Bank to the contrary within thirty (30) days of the receipt of said statement by the Borrower.

                  Section 2.7 USE OF FACILITY. The Borrower represents that the
(a) Standby Letters of Credit will be requested solely for issuance to a Buyer pursuant to the terms of an Export

Contract, and (b) the proceeds of the Export Working Capital Advances shall be used solely for the purpose of enabling the Borrower to finance the cost of manufacturing, producing, purchasing or selling goods or services which are intended for export from the United States pursuant to an Export Contract, but in no event shall the proceeds of Export Working Capital Advances be used for Capital Expenditures or acquisitions.

                  Section 2.8 MUNITIONS LIST. If any of the purchases under an Export Contract are articles, services, or related technical data that are listed on the United States Munitions List (part 121 of title 22 of the Code of Federal Regulations), the Borrower shall send a written notice promptly to the Lender describing such purchases and the corresponding invoice amount.

                  Section 2.9 VOLUNTARY REDUCTION OF FACILITY AMOUNT. The Borrower shall have the right at any time and from time to time upon five (5) Business Days' prior written notice to the Bank to reduce by $500,000 or any greater integral multiple thereof or terminate entirely the Facility Amount, whereupon the Commitment of the Bank shall be reduced or terminated; PROVIDED, that the aggregate Commitment may not be reduced under this Section 2.9 to an amount less than the aggregate amount of the outstanding Obligations.

                                  ARTICLE III.

                  INTEREST, LATE PAYMENT, PREPAYMENTS AND FEES

                  Section 3.1 INTEREST AND LATE PAYMENTS.

                  (a) INTEREST RATES.

                           (i) PRE-EVENT OF DEFAULT INTEREST. So long as no
                  Event of Default has occurred, each Advance shall bear interest (from the date made through and including the date of payment in full) on the outstanding principal amount thereof at a floating rate per annum equal to the Prime Rate or the LIBOR Rate, as elected by Borrower pursuant to the terms hereof.

                           The Borrower may elect that any Advance to be made
                  shall be a LIBOR Loan, to continue any existing LIBOR Loan as a new LIBOR Loan or to convert any Advances bearing interest at the Prime Rate to a LIBOR Loan, by giving irrevocable notice of such election to the Bank by 10:00 a.m. (New York City time) at least three (3) Business Days prior to the requested Commencement Date and, in the case of the continuation of any LIBOR Loan, such continuation shall take place on the last day of the applicable LIBOR Period with respect to the LIBOR Loan being so continued. Each such request for a LIBOR Loan, or to continue or convert shall include the requested Commencement Date (which shall be a Business Day), the LIBOR Period selected and the amount of the LIBOR Loan to be made or continued, or into which a Prime Rate Loan is to be converted (which shall be in a principal amount of not less than $1,000,000 and an integral multiple of $500,000.00). If no Default nor Event of Default has occurred and is continuing at such time, such LIBOR Loan shall be made or continued, or such Prime Rate Loan shall be converted, on the requested Commencement Date.

                           Any Advance as to which the Borrower does not
                  exercise the foregoing election in accordance with the provisions thereof shall be a Prime Rate Loan or shall remain a Prime Rate Loan if it is already a Prime Rate Loan or shall become a Prime Rate Loan at the end of the applicable LIBOR Period if it is a LIBOR Loan.

                           The Bank shall not incur any liability to the
                  Borrower in acting upon telephonic or facsimile notice referred to above which the Bank believes to have been given by a duly authorized officer or other person authorized to and on behalf of the Borrower or for otherwise acting under this Section.

                           (ii) DEFAULT INTEREST. Notwithstanding the foregoing,
                  interest on all Advances at all times after the occurrence of an Event of Default and interest on all payments of interest that are not paid when due, shall accrue at a floating rate per annum equal to three percent (3.0%) in excess of the rate otherwise applicable to the Advance.

                  (b) PAYMENT OF INTEREST. So long as any of the Obligations remain outstanding, interest on the Advances shall be due and payable, without notice of demand, monthly in arrears beginning on January 1, 2001 and continuing on the first day of each and every month thereafter.

                  (c) CALCULATION OF INTEREST. Interest on the Advances shall be calculated on the basis of a 360 day year and the actual number of days elapsed. Any change in the interest rate applicable to Prime Rate Loans because of a change in the Prime Rate shall become effective immediately, without notice or demand, on the date any change in the Prime Rate occurs.

                  (d) LAWFUL INTEREST. It being the intent of the parties that the rate of interest and all other charges to the Borrower be lawful, if for any reason the payment of a portion of interest, fees or charges as required by this Agreement would exceed the limit established by applicable law which a commercial lender such as the Bank may charge to a commercial borrower such as the Borrower, then the obligation to pay interest or charges shall automatically be reduced to such limit and, if any amounts in excess of such limits shall have been paid, then such amounts shall be applied to the unpaid principal amount of the Obligations or refunded so that under no circumstances shall interest or charges required hereunder exceed the maximum rate allowed by law, as aforesaid.

                  (e) LATE PAYMENT. If any amount hereunder or under the Note is not paid within five (5) days after the date it is due and payable, without in any way affecting the Bank's right to declare an Event of Default to have occurred, a late charge equal to five (5%) percent of such late payment shall be assessed against the Borrower for each month that said amount shall be immediately due and payable without demand or notice of any kind.

                  Section 3.2 SPECIAL PROVISIONS GOVERNING LIBOR LOANS - INCREASED COSTS.


                  (a) In the event that on any LIBOR Interest Determination Date, the Bank shall have determined (which determination shall be final, conclusive and binding) that:

                           (1) by reason of conditions in the London interbank market or of conditions affecting the position of the Bank in such market occurring after the date hereof, adequate fair means do not exist for establishing LIBOR, or

                           (2) by reason of (i) any applicable law or governmental rule, regulation, guideline or order (or any written interpretation thereof and including any new law or governmental rule, regulation, guideline or order or (ii) other circumstances affecting the Bank or the London interbank market or the position of the Bank in such market (such as, but not limited to, official reserve requirements), LIBOR does not represent the effective pricing to the Bank for U.S. dollar deposits of comparable amounts for the relevant period due to such increased costs then, the Bank shall give a notice by telephone, confirmed in writing, to the Borrower of such determination.

                  (b) Thereafter, the Borrower shall pay to the Bank upon written request therefor, such additional amounts as the Bank shall reasonably determine are required to compensate the Bank for such increased costs. A certificate as to such additional amounts submitted to the Borrower by the Bank shall, absent manifest error, be final, conclusive and binding upon all parties hereto.

                  (c) In lieu of paying such additional amounts as required by this Section 3.2, the Borrower may withdraw any request made pursuant to Section 3.1 hereof.

                  Section 3.3 REQUIRED TERMINATION AND REPAYMENT OF LIBOR LOANS.


                  (a) In the event the Bank shall have determined, at any time (which determination shall be final, conclusive and binding), that the making or continuation of any or all of the LIBOR Loans by the Bank:

                           (1) has become unlawful by compliance by the Bank in
                  good faith with any applicable law, governmental rule, regulation, guideline or order, or

                           (2) would cause the Bank severe hardship as a result
                  of a contingency occurring after the date of this Agreement which materially and adversely affects the London interbank market (such as, but not limited to disruptions resulting from political or economic events);

                  then, and in either such event, the Bank shall on such date (and in any event as soon as possible after making such determination) give telephonic notice to the Borrower, confirmed in writing, of such determination, identifying which of the LIBOR Loans are so affected.

                  (b) the Borrower shall, upon the termination of the then current LIBOR Period applicable to each LIBOR Loan so affected or, if earlier, when required by law, either (1) repay each such affected LIBOR Loan, together with all interest accrued thereon, or (2) convert each such affected LIBOR Loan to a Prime Rate Loan at the end of the current LIBOR Period and pay all interest accrued thereon.

                  (c) Upon notice of such determination being given to the Borrower as provided in (a) above, each pending request made pursuant to Section 3.1 shall be deemed withdrawn.

                  Section 3.4 FEES.

                  (a) EXIMBANK FACILITY FEE. The Borrower shall pay to Eximbank a commitment fee in the amount of $600,000.00 (the "Eximbank Facility Fee"), payable in two installments. The first installment shall be in the amount of $300,000 and due on the Closing Date and the second installment shall be in the amount of $300,000 and shall be due on the earlier of (i) the Termination Date and (ii) the first anniversary of the Closing Date; provided, however, that if the Borrower reduces the Facility Amount pursuant to Section 2.9 effective as of or before the first anniversary of the Closing Date, the amount of the second installment of the Eximbank Facility Fee shall be reduced by an amount equal to 1.0% of the amount of such Facility Amount reduction. If any portion of the Eximbank Facility Fee is not paid by the Borrower, the Bank shall have the right, but not the obligation, to pay the Eximbank

         Facility Fee on behalf of the Borrower and to treat such payment as an Advance hereunder.

                  (b) ARRANGEMENT FEE. The Borrower shall pay to the Bank a fee of $100,000 (the "Bank's Fee"). The unpaid portion of the Bank's Fee shall be payable on the date hereof.

                  (c) UNUSED COMMITMENT FEE. Borrower shall pay to the Bank a fee in arrears on the first day of each fiscal quarter of the Borrower, which fee shall be equal to one-fourth of one percent (.25%) per annum of the average daily Unused Commitment Amount during the preceding fiscal quarter (the "Unused Commitment Fee").

                  (d) STANDBY LETTER OF CREDIT FEE. In connection with the Bank's issuance of each Standby Letter of Credit, the Borrower shall pay to the Bank: (i) a nonrefundable fee at the per annum rate not to exceed eighty-five (85) basis points of the Available Amount of such Standby Letter of Credit (the "Standby Letter of Credit Fee"), payable quarterly commencing simultaneously with the issuance of such Standby Letter of Credit and each quarter thereafter, based upon the Available Amount of such outstanding Standby Letter of Credit at the beginning of each quarter, and on each renewal date thereof in the event that any such Standby Letter of Credit is renewed, and (ii) an additional $250.00 at issuance. In addition, the Borrower agrees to pay the Bank for its own account, upon the application therefor, the Bank's customary processing fee for the issuance of any Standby Letter of Credit, any amendment to a Standby Letter of Credit in accordance with the Bank's standard fee schedule, as the same may be updated from time to time by the Bank and provided to the Borrower. Such fees shall be payable in advance of the issuance of such Letter of Credit or any amendment thereto or as they become due with respect to administrative matters other than issuance or amendments of Letters of Credit.

                  (e) COLLATERAL MANAGEMENT FEE. The Borrower shall reimburse the Bank for the out-of-pocket costs and expenses incurred by the Bank in connection with audits of the Borrower's Inventory and Accounts, provided that the Borrower's aggregate reimbursement obligation shall not exceed $2,500 in any fiscal quarter ("Collateral Management Fee").

                                   ARTICLE IV.

                          FUNDING AND YIELD PROTECTION

                  Section 4.1 INCREASED COSTS. In the event that any applicable law, treaty or regulation or directive from any government, governmental agency or regulatory authority, or any change therein or in the interpretation or application thereof, or compliance by any of the Bank with any request or directive (whether or not having the force of law) from any central bank or government, governmental agency or regulatory authority, shall:

                  (a) subject the Bank to any tax of any kind whatsoever (except taxes on the overall net income of the Bank) with respect to this Agreement, the Note or any of the Advances or change the basis of taxation of payments to the Bank of principal, interest or any other amount payable hereunder or thereunder (except for changes in the rate of tax on the overall net income of the Bank);

                  (b) impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirements against assets held by, or deposits or other liabilities in or for the account of, advances or loans or other extensions of credit by, or any other acquisition of funds by, any office of the Bank, including (without limitation) pursuant to Regulations of the Board of Governors of the Federal Reserve System; or

                  (c) in the opinion of the Bank, cause the Note, any Advance or this Agreement to be included in any calculations used in the computation of regulatory capital standards; or

                  (d) impose on the Bank any other condition;

                  and the result of any of the foregoing is to increase the cost to the Bank of making, continuing and/or maintaining the Advances (or any part thereof) by an amount that the Bank deems to be material, or to reduce the amount of any payment (whether of principal, interest or otherwise) in respect of any of the Advances by an amount that the Bank deems to be material, then, in any case, the Borrower shall promptly pay the Bank, upon its demand, such additional amounts necessary to compensate the Bank for such additional costs or such reduction in payment. The Bank shall certify the amount of such additional costs to the Borrower, and such certification, absent manifest error, shall be deemed conclusive.

                  Section 4.2 CAPITAL ADEQUACY PROTECTION. If, after the date hereof, the Bank shall have determined that the adoption of any applicable law, governmental rule, regulation or order regarding capital adequacy of banks or bank holding companies, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank with any request or directive regarding capital adequacy (whether or not having the force of law and whether or not failure to comply therewith would be unlawful, so long as the Bank believes in good faith that such has the force of law or that the failure to so comply would be unlawful) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on any of the Bank's capital as a consequence of the Bank's obligations hereunder to a level below that which the Bank could have achieved but for such adoption, change or compliance (taking into consideration the Bank's policies with respect to capital adequacy immediately before such adoption, change or compliance and assuming that the Bank's capital was fully utilized prior to such adoption, change or compliance) by an amount deemed by the Bank in its judgment to be material, then, promptly upon demand, the Borrower shall immediately pay to the Bank, from time to time as specified by the Bank, such additional amounts as shall be sufficient to compensate the Bank for such reduced return, together with interest on each such amount from the date of such specification by the Bank until payment in full thereof at the highest rate of interest (other than the default rate of interest) due on the Advances. A certificate of the Bank setting forth the amount to be paid to the Bank shall, in the absence of manifest error, be deemed conclusive. In determining such amount, the Bank shall use any reasonable averaging and attribution methods.

                  Section 4.3 PAYMENTS - NO OFFSET, ETC. All payments by the Borrower hereunder and under any of the other Financing Agreements shall be made without recoupment, setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Borrower is compelled by law to make such deduction or withholding. If any such obligation is imposed upon the Borrower with respect to any amount payable by it hereunder or under any of the other Financing Agreements, the Borrower will pay to the Bank, on the date on which such amount is due and payable hereunder or under such other Financing Agreement, such additional amount in Dollars as shall be necessary to enable the Bank to receive the same net amount which the Bank would have received on such due date had no such obligation been imposed upon the Borrower. The Borrower will deliver promptly to the Bank certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Borrower hereunder or under such other Financing Agreement.

                  Section 4.4 SURVIVAL. The obligations and covenants of the Borrower under this Article IV shall survive the termination of this Agreement and payment of the Advances and the Obligations in full.

                                   ARTICLE V.

                               EXIMBANK GUARANTEE

                  Section 5.1 GENERALLY. The Borrower represents and warrants that it is aware that the commitment of the Bank to make Export Working Capital Advances and issue Standby Letters of Credit is made on the condition, among others, that Eximbank guarantee ninety percent (90%) of the aggregate principal amount of all Advances and the interest thereon at the Guaranteed Interest Rate (as defined in the Eximbank Guarantee) and certain costs and expenses pursuant to the Eximbank Guarantee. Borrower acknowledges that any payment made by Eximbank pursuant to the Eximbank Guarantee shall in no way reduce or otherwise modify or affect the Obligations.

                  Section 5.2 PRESERVATION OF EXIMBANK GUARANTEE. The Borrower represents and warrants that it is aware that the terms and conditions of the Eximbank Documents may require the Bank to act or not act under certain circumstances, including without limitation, if a Defaulting Event shall occur, in order to preserve the Bank's rights and benefits under the Eximbank Guarantee. The Borrower represents and warrants further that it has reviewed the Eximbank Documents and all other documents relating thereto, and is aware of the requirements relating to the issuance and maintenance of the Eximbank Guarantee. The Borrower acknowledges that compliance by the Bank with said requirements will be deemed to be reasonable when taken and will not subject the Bank to any claim or damages for being unreasonable or for so-called "lender liability" claims. The Borrower shall not take or fail to take any action which shall invalidate or limit the effectiveness of the Eximbank Guarantee.

                                   ARTICLE VI.

                         REPRESENTATIONS AND WARRANTIES

                  Section 6.1 REPRESENTATIONS AND WARRANTIES. In order to induce the Bank to enter into this Agreement and to induce the Bank to make Export Working Capital Advances and issue Standby Letters of Credit and to make Advances, the Borrower makes the following representations and warranties to the Bank, which shall be deemed made as of the date hereof and of each Export Working Capital Advance and/or issuance of each Standby Letter of Credit and shall survive the execution and delivery hereof and each performance hereunder. Any knowledge acquired by the Bank shall not diminish its rights to rely upon such representations and warranties.

                  (a) GOOD STANDING AND QUALIFICATION. (i) The Borrower is a duly organized corporation, validly existing and in good standing under the laws of the Commonwealth of Massachusetts and has all requisite corporate power and authority to own and operate its property and to carry on its business as presently conducted and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction wherein the character of the properties owned or leased by it therein or in which the transaction of its business therein makes such qualification necessary.

                  (b) CORPORATE AUTHORITY. The Borrower has full power and authority to enter into this Agreement and the other Financing Agreements, to make the borrowings contemplated herein, to execute and deliver the Note and the other Financing Agreements, and to incur the obligations provided for herein and therein, all of which have been duly authorized by all necessary and proper corporate action.

         No other consent or approval or the taking of any other action in respect of shareholders or of any public authority is required as a condition to the validity or enforceability of this Agreement, the Note, the other Financing Agreements or any other instrument, document or agreement delivered in connection herewith or therewith.

                  (c) BINDING AGREEMENTS. This Agreement constitutes, and the Note and the other Financing Agreements executed and/or delivered in connection herewith or therewith, when issued and delivered pursuant hereto for value received shall constitute, the valid and legally binding obligations of the Borrower, enforceable in accordance with their respective terms, except as enforcement may be limited by principles of equity, bankruptcy, insolvency, or other laws affecting the enforcement of creditors' rights generally.

                  (d) LITIGATION. Except as set forth in SCHEDULE 6.1(d), there are no actions, suits or proceedings pending against the Borrower before any court or administrative agency, nor are any actions, suits or proceedings threatened, which, either in any case or in the aggregate, would materially and adversely affect the financial condition, assets or operations of the Borrower, nor are there any such actions, suits or proceedings which question the validity of this Agreement, the Note, any of the other Financing Agreements, or any action to be taken in connection with the transactions contemplated hereby or thereby.

                  (e) NO CONFLICTING LAW OR AGREEMENTS. The execution, delivery and performance by the Borrower of this Agreement, the Note and the other Financing Agreements: (i) do not violate any provision of the Certificate of Incorporation or By-laws of the Borrower, (ii) do not violate any order, decree or judgment, or any provision of any statute, rule or regulation, (iii) do not violate or conflict with, result in a breach of or constitute (with notice or lapse of time, or both) a default under any shareholder agreement, stock preference agreement, mortgage, indenture or other contract or undertaking to which the Borrower is a party, or by which any of its properties is bound, and
         (iv) do not result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any property or assets of the Borrower, except for the liens granted hereunder to the Bank.

                  (f) TAXES. With respect to all taxable periods of the Borrower, the Borrower has filed all tax returns which are required to be filed and all federal, state, municipal, franchise and other taxes shown on such filed returns have been paid.

                  (g) FINANCIAL INFORMATION. All written data, reports and information which the Borrower has heretofore delivered or caused to be so delivered to the Bank and/or to Eximbank in connection with this Agreement and the Eximbank Documents are complete and correct in all material respects, contain no material omission or misstatement and fairly present the financial condition of the Borrower as of the dates and for the periods referred to and have been prepared in accordance with GAAP consistently applied by the Borrower throughout the periods involved. All financial and other information including, but not limited to, information relating to the Export Accounts and Export Inventory, submitted by the Borrower to the Bank, whether previously or in the future, is and will be true and correct in all material respects, and is and will be complete insofar as may be necessary to give the Bank a true and accurate knowledge of the subject matter.

                  (h) ADVERSE DEVELOPMENTS. Since the date of the most recent financial statements of the Borrower delivered to the Bank, there have not occurred any events that, singularly or in the aggregate, have had a Material Adverse Effect.

                  (i) EXISTENCE OF INDEBTEDNESS. Set forth on SCHEDULE 6.1(i) is a complete and accurate list of all existing material indebtedness of the Borrower (not including debt incurred in the ordinary course of business as accounts payable) to any person or entity, including without limitation, all indebtedness owing to any officer, director, shareholder and/or employee of the Borrower, showing as of the date hereof the principal amount outstanding thereunder.

                  (j) NO AFFILIATION. No Buyer is, or will be, a parent, subsidiary or affiliate of, or otherwise related to, the Borrower.

                  (k) NON-MILITARY USE. None of the Export Inventory is destined for military use.

                  (l) COMPLIANCE. The Borrower is not in default with respect to any order, writ, injunction or decree of any court or of any federal, state, municipal or other governmental department, commission, board, bureau, agency, authority or official; is not in violation of any law, statute, rule or regulation to which it or its properties is or are subject and has not received notice of any such default from any party; and is not in default in the payment or performance of any of its obligations to any third parties or in the performance of any mortgage, indenture, lease, contract or other agreement to which it is a party or by which any of its assets or properties are bound.

                  (m) NO DEFAULTING EVENT. No Defaulting Event has occurred and/or is continuing.

                  (n) OFFICE. The chief executive office and principal place of business of the Borrower, and the office where its books and records concerning Collateral are kept, is as set forth in the first paragraph of this Agreement.

                  (o) PLACES OF BUSINESS. The Borrower has no other places of business and locates no Collateral, specifically including books and records, at any location other than as set forth in the first paragraph of this Agreement, or as set forth on SCHEDULE 6.1(o).

                  (p) LICENSES. The Borrower has all licenses, permits and other permissions required by any government, agency or subdivision thereof, or from any licensing entity necessary for the conduct of its business, all of which the Borrower represents to be in good standing and in full force and effect.

                  (q) COLLATERAL. The Borrower is and shall continue to be the legal and beneficial owner of the Collateral free and clear of all liens, encumbrances, security interests and claims, except for the liens granted to the Bank, and those set forth on SCHEDULE 6.1(q); the Borrower is fully authorized to sell, transfer, pledge and/or grant a security interest in each and every item of the Collateral to the Bank; all Documents and agreements related to the Collateral shall be true and correct and in all respects what they purport to be; all signatures and endorsements that appear thereon shall be genuine and all signatories and endorser shall have full capacity to contract; none of the transactions underlying or giving rise to the Collateral shall violate any applicable state or federal laws or regulations; all Documents relating to the Collateral shall be legally sufficient under such laws or regulations and shall be legally enforceable in accordance with their terms; this Agreement creates a valid and perfected first priority security interest in the Collateral, subject only to the prior liens set forth on SCHEDULE 6.1(q), securing the payment of the Obligations, and all filings and other actions necessary or desirable to perfect and protect such security interests have been or will be duly taken; and the Borrower agrees to defend the Collateral against the claims of all persons other than the Bank, and those persons whose security interests are prior to the Bank, as set forth on Schedule 6.1(q).

                  (r) EXPORT ACCOUNTS. Each Export Account, at the time it comes into existence, will be a true and correct statement of: (i) the bona fide indebtedness of the Buyer named thereon; and (ii) the amount of the Export Account for such Export Inventory sold and delivered to, or for services performed for and accepted by, such Buyer, net of any charges, adjustments, discounts or other reductions whatsoever.

                  (s) PARENT, AFFILIATE OR SUBSIDIARY CORPORATIONS. The Borrower has no parent corporation and no subsidiaries, except as set forth on
         SCHEDULE 6.1(s) and such subsidiaries have no assets except as set forth on SCHEDULE 6.1(s).


                  (t) TRADENAMES. The Borrower does not use any tradenames, except as set forth on SCHEDULE 6.1(t).

                  (u) ENVIRONMENTAL MATTERS.

                           (i) The Borrower has obtained all permits, licenses
                  and other authorizations which are required under all Environmental Laws. The Borrower is in compliance with the terms and conditions of all such permits, licenses and authorizations, and is also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder.

                           (ii) No notice, notification, demand, request for
                  information, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or threatened by any governmental or other entity with respect to any alleged failure by the Borrower to have any permit, license or authorization required in connection with the conduct of its business or with respect to any Environmental Laws, including without limitation, Environmental Laws relating to the generation, treatment, storage, recycling, transportation, disposal or release of any Hazardous Materials.

                           (iii) No oral or written notification of a release of
                  a Hazardous Material has been filed by or against the Borrower and no property now or previously owned, leased or used by the Borrower is listed or proposed for listing on the Comprehensive Environmental Response, Compensation and Liability Inventory of Sites or National Priorities List under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or on any similar state or federal list of sites requiring investigation or clean-up.

                           (iv) There are no liens or encumbrances arising under
                  or pursuant to any Environmental Laws on any of the property or properties owned, leased or used by the Borrower and no governmental actions have been taken or are in process which could subject any of such properties to such liens or encumbrances or, as a result of which the Borrower would be required to place any notice or restriction relating to the presence of Hazardous Materials at any property owned by it in any deed to such property.

                           (v) Neither the Borrower nor, to the best knowledge
                  and belief of the Borrower, any previous owner, tenant, occupant or user of any property owned, leased or used by the Borrower has (A) engaged in or permitted any operations or activities upon or any use or occupancy of such property, or any portion thereof, for the purpose of or in any way involving the release, discharge, refining, dumping or disposal (whether legal or illegal, accidental or intentional) of any Hazardous Materials on, under, or in or about such property, or (B) transported or had transported any Hazardous Materials to such property except to the extent such Hazardous Materials are raw products commonly used in day-to-day manufacturing operations of such property and, in such case, in compliance with, all Environmental Laws, (C) engaged in or permitted any operations or activities which would allow the facility to be considered a treatment, storage or disposal facility as that term is defined in 40 CFR 264 and 265, or (D) constructed, stored or otherwise located Hazardous Materials on, under, in or about any such property except to the extent commonly used in day-to-day operations of such Property and, in such case, in compliance with all Environmental Laws. Further, to the best knowledge and belief of the Borrower, no Hazardous Materials have migrated from other properties upon, about or beneath any property owned, leased or used by the Borrower.

                  (v) JUDGMENTS. The Borrower has no unsatisfied judgments.

                  (w) ERISA COMPLIANCE. The Borrower and each Affiliate of Borrower is in compliance in all material respects with all applicable provisions of the Employee Retirement Income Security Act of 1974 ("ERISA"), as it may be amended from time to time. Neither a Reportable Event nor a Prohibited Transaction has occurred and is continuing with respect to any Plan; no notice of intent to terminate a Plan has been filed, nor has any Plan been terminated; no circumstances exist which constitute grounds entitling the Pension Benefit Guaranty Corporation ("PBGC") to institute proceedings to terminate, or appoint a trustee to administer, a Plan, nor has the PBGC instituted any such proceedings; neither the Borrower nor any Commonly Controlled Entity has completely or partially withdrawn from a Multiemployer Plan; the Borrower and each Commonly Controlled Entity has met its minimum funding requirements under ERISA with respect to all of its Plans and the present value of all vested benefits under each Plan exceeds the fair market value of all Plan assets allocable to such benefits, as determined on the most recent valuation date of the Plan and in accordance with the provisions of ERISA; and neither the Borrower nor any Commonly Controlled Entity has incurred any liability to the PBGC under ERISA. Capitalized terms used in this subsection shall have the meanings ascribed thereto under ERISA.

                                  ARTICLE VII.

                              CONDITIONS OF LENDING

                  Section 7.1 CLOSING CONDITIONS. Subject to the terms of
Section 7.2 hereof, the obligation of the Bank to make the initial Export Working Capital Advance or issue the initial Standby Letter of Credit under this Agreement and the effectiveness of this Credit

Agreement shall be subject to the fulfillment of the following conditions precedent on or prior to November 30, 2000:

                  (a) NOTE; CONTINUING LETTER OF CREDIT AGREEMENT. The Bank shall have received a duly executed Note drawn to its order in the form of EXHIBIT A attached hereto and, if applicable, a Continuing Letter of Credit Agreement in form and content satisfactory to the Bank in its sole discretion.

                  (b) EVIDENCE OF CORPORATE ACTION. The Bank shall have received certified copies of all corporate action (in form and substance satisfactory to the Bank) taken by the Borrower to authorize the execution, delivery and performance of this Agreement, the Note and the other Financing Agreements, together with such other papers as the Bank may require.

                  (c) INITIAL BORROWING-BASE CERTIFICATE. The Bank shall have received an initial Borrowing Base Certificate in the form of EXHIBIT C attached hereto, together with the attachments thereto.

                  (d) LIEN SEARCHES. The Bank shall be in receipt of searches of the appropriate filing records, as the Bank reasonably may require in order to confirm the priority of the security interest.

                  (e) MATERIAL ADVERSE CHANGE. The Bank shall: (a) have determined to its reasonable satisfaction that there has not occurred any Material Adverse Effect on the financial condition, business, operations or properties of Borrower set forth in the financial statements of the Borrower as of March 31, 2000; and (b) shall not have become aware of any facts or conditions not previously known which the Bank, in its reasonable discretion, shall determine could have a Material Adverse Effect.

                  (f) WAIVERS, WAREHOUSEMEN AND PROCESSOR'S NOTIFICATIONS AND ACKNOWLEDGMENTS AND FREIGHT FORWARDER'S AGREEMENTS. The Borrower shall have caused to be executed and delivered to the Bank such landlord waivers, warehousemen and processor's notifications and acknowledgments, and freight forwarder's agreements in form and content reasonably satisfactory to the Bank and executed by such landlords, warehouseman, processors and freight forwarders as the Bank reasonably shall request.

                  (g) COLLATERAL AUDIT. The Bank shall have performed an audit of the Collateral, the results of which reasonably shall be satisfactory to the Bank. Borrower shall, at Borrower's sole cost and expense, cooperate with and assist the Bank in connection with the Collateral audit, including, without limitation, giving the Bank access to Borrower's books and records and furnishing other information and material reasonably requested by the Bank.

                  (h) INSURANCE. Borrower shall have caused to be delivered to the Bank evidence of insurance coverage indicating compliance with
         Section 8.2.

                  (i) OPINION OF COUNSEL. The Bank shall have received a favorable written opinion of counsel for the Borrower which shall be accompanied by such supporting documents as the Bank or its counsel may require.

                  (j) FURTHER DOCUMENTS. The Bank shall have received such further Documents, Instruments and agreements as the Bank may reasonably request, including without limitation, (x) evidence that the insurance policies and certificates evidencing adequate insurance and coverage on the Borrower's assets are currently in full force and effect, name the Bank as loss payee, mortgagee or additional insured, as the case may be, and that the premiums are current, (y) a negative pledge in form and substance satisfactory to the Bank with respect to the Borrower's General Intangibles consisting of trademarks and (z) the closing shall have occurred under the Domestic Credit Agreement.

                  (k) EXIMBANK SECURITY AGREEMENT AND SHARING AGREEMENT. The Borrower shall have (i) executed and delivered a security agreement in favor of the Eximbank pursuant to which the Borrower shall have granted the Eximbank a security interest in all of the Borrower's now owned and hereafter acquired patents and patent applications whether arising under the laws of the United States or any other jurisdiction, and (ii) caused to be executed and delivered an agreement whereby the Eximbank agrees to share the proceeds of any sale or other disposition of any such patents or patent applications with the Bank for application to payment of the Obligations, the foregoing to be in form and substance satisfactory to the Bank.

                  Section 7.2 CONDITIONS PRECEDENT TO EACH EXPORT WORKING CAPITAL ADVANCE AND ISSUANCE OF A STANDBY LETTER OF CREDIT. The obligation of the Bank to make an Export Working Capital Advance (including the initial Export Working Capital Advance) or to issue a Standby Letter of Credit (including the initial issuance) on the occasion of each request therefor shall be subject to the further conditions precedent that on the Drawdown Date of such Export Working Capital Advance or the Issuance Date of such Standby Letter of Credit the following statements shall be true (and each of the giving of the applicable Notice of Borrowing or Notice of Issuance and the acceptance by the Borrower of the proceeds of such Export Working Capital Advance or issuance of such Standby Letter of Credit shall constitute a representation and warranty by the Borrower that both on the date of such notice and on the date of such borrowing or issuance such statements are true):

                           (i) ABSENCE OF TERMINATION OR DEFAULTING EVENT.
                  Neither the Bank nor the Borrower shall have terminated the Facility, nor shall a Defaulting Event exist or have occurred, nor would a Defaulting Event exist or occur as a result of such borrowing or issuance or from the application of the proceeds thereof;

                           (ii) TRUTH OF REPRESENTATIONS AND WARRANTIES. All of
                  the representations and warranties set forth in Article VI hereof are true and correct in all material respects on and as of such date, before and after giving effect to such borrowing or issuance, as though made on and as of such date other than any such representations or warranties that, by their terms, refer to a specific date other than the date of such borrowing or issuance, in which case as of such specific date; and

                           (iii) BORROWING BASE DEFICIENCY. For the issuance of
                  each Standby Letter of Credit and the making of each Export Working Capital Advance, (a) the Bank shall have received, to the extent required by Section 7.5 hereof, a Borrowing Base Certificate in the form attached as EXHIBIT C and no Borrowing Base Deficiency (as determined by reference to such Borrowing Base Certificate) exists before or after giving effect to such issuance or borrowing; and (b) the Bank shall have received such further Documents, Instruments and agreements, as the Bank may reasonably request.

                  Section 7.3 SUSPENSION AND DEBARMENT, ETC. On the date of this Agreement neither the Borrower nor its Principals (as defined below) are (A) debarred, suspended, proposed for debarment with a final determination still pending, declared ineligible or voluntarily excluded (as such terms are defined under any of the Debarment Regulations referred to below) from participating in procurement or nonprocurement transactions with any United States federal government department or agency pursuant to any of the Debarment Regulations (as defined below) or (B) indicted, convicted or had a civil judgment rendered against the Borrower or any of its Principals for any of the offenses listed in any of the Debarment Regulations. Unless authorized by Eximbank, the Borrower will not knowingly enter into any transactions in connection with an Export Contract with any person who is debarred, suspended, declared ineligible or voluntarily excluded from participation in procurement or nonprocurement transactions with any United States federal government department or agency pursuant to any of the Debarment Regulations. The Borrower will provide immediate written notice to the Lender if at any time it learns that the certification set forth in this Section 7.3 was erroneous when made or has become erroneous by reason of changed circumstances. For the purposes hereof,
(1) "Principals" shall mean any officer, director, owner, partner, key employee, or other person with primary management or supervisory responsibilities with respect to the Borrower, or any other person (whether or not an employee) who has critical influence on or substantive control over the transactions covered by this Agreement and (2) the "Debarment Regulations" shall mean (x) the Government-wide Debarment and Suspension (Nonprocurement) regulations (Common
Rule), 53 Fed. Reg. 19204 (May 26, 1988), (y) Subpart 9.4 (Debarment, Suspension, and Ineligibility) of the Federal Acquisition Regulations, 48 C.F.R. 9.400-9.409 and (z) the
revised Government- wide Debarment and Suspension (Nonprocurement) regulations (Common Rule), 60 Fed. Reg. 33037 (June 26, 1995).

                  Section 7.4 SPECIAL CONDITIONS. The Borrower shall comply with all Special Conditions referenced in Section (11) of the Loan Authorization Agreement.

                  Section 7.5 BORROWING BASE CERTIFICATE REQUIREMENTS. In conjunction with each request from the Borrower for the issuance of a Working Capital Advance and/or the issuance of a Standby Letter of Credit, the Bank shall have received (x) a Borrowing Base Certificate in the form attached hereto as Exhibit C which demonstrates that, after giving effect to the requested Working Capital Advance and/or Standby Letter of Credit issuance, no Borrowing Base Deficiency exists and (y) such further Documents, Instruments and agreements as the Bank may reasonably request.

                  With respect ONLY to the issuance of Standby Letters of Credit, the Borrower may satisfy the terms of this section by submitting the prior month end Borrowing Base Certificate, required under Section 8.1(d), provided that the aggregate amount of Standby Letter of Credit issuances, including the amount of the pending request, has not exceeded $500,000 since the submission of the prior month end Borrowing Base Certificate. If the aggregate amount of such Standby Letter of Credit issuances exceeds $500,000 since the date of the prior month end Borrowing Base Certificate, or for ANY Working Capital Advance requests, then the Borrower must submit an intramonth Borrowing Base Certificate, which shall contain information that is effective as of a date no more than one (1) Business Day prior to the date of the proposed issuance request or borrowing request.



                                  ARTICLE VIII.

                                    COVENANTS

         A. AFFIRMATIVE COVENANTS.

                  The Borrower covenants and agrees that from the date hereof until payment and performance in full of all Obligations, and until the termination of this Agreement, the Borrower shall:

                  Section 8.1 REPORTING REQUIREMENTS. Deliver or cause to be delivered to the Bank (a) within ninety (90) days after the close of each fiscal year of Borrower, consolidated financial statements including a balance sheet as of the close of such fiscal year and statements of income, shareholders' equity and cash flow for the year then ended, prepared in conformity with GAAP, applied on a basis consistent with that of the preceding year or containing disclosure of the effect on financial position or results of operations of any change in the application of accounting principles during the year, and audited by a firm of independent certified public accountants selected by the Borrower and satisfactory to the Bank, (b) within ninety (90) days after the close of each fiscal year of Borrower, Borrower's annual report on Form 10K, together with any other filings made with the SEC; (c) within forty-five (45) days of the end of each fiscal quarter of the Borrower, quarterly financial statements on Form 10Q; (d) monthly within twenty (20) days of each month end a borrowing base certificate in the form of EXHIBIT C attached hereto, including supporting export accounts receivable aging (from invoice date), export inventory report, unbilled export receivables schedule and a schedule of outstanding export letters of credit; (e) monthly within twenty (20) days of each month end a schedule of contracts in progress and such other supporting schedules as the Bank may deem appropriate; PROVIDED, HOWEVER, that for months ending on other than a quarter end, the Borrower shall deliver a balance sheet with appropriate disclaimers and notations indicating that all final accounting adjustments may not have been made and also deliver a report on operational metrics (e.g., bookings, backlogs, etc.) certified by the chief financial officer of the Borrower as being accurate and fairly presenting the financial position of the Borrower; (f) simultaneously with the delivery of the financial statements referred to in subsections (a) and (c) above, a statement certified by the principal financial or accounting officer of the Borrower in substantially the form of EXHIBIT E hereto and setting forth in reasonable detail computations evidencing compliance with the covenants contained in Sections 8.24 through 8.27 and (if applicable) reconciliations to reflect changes in generally accepted accounting principles since the end of the last year of the Borrower, (g) promptly upon the Bank's written request, such other information about the financial condition and operations of the Borrower as the Bank may, from time to time, reasonably request; and (i) promptly upon becoming aware of the occurrence of any Defaulting Event, written notice of such occurrence signed by the chief financial officer of the Borrower describing such occurrence and the steps, if any, being taken to cure the Defaulting Event.

                  Section 8.2 INSURANCE AND ENDORSEMENTS. Keep its properties insured against fire and other hazards (so-called "All Risk" coverage), as well as shipping insurance, when applicable, and inland transit insurance covering goods in transit or at port of shipment, in amounts and with companies satisfactory to the Bank to the same extent and covering such risks as is customary in the same or a similar business; maintain public liability coverage, including without limitation, products liability coverage, against claims for personal injuries or death; and maintain all worker's compensation, employment or similar insurance as may be required by applicable law; (b) All insurance shall contain such terms, be in such form, and be for such periods reasonably satisfactory to the Bank, and be written by such carriers duly licensed by the appropriate states where any Collateral is located and reasonably satisfactory to the Bank. Without limiting the generality of the foregoing, domestic and maritime insurance must provide that it may not be canceled without ten (10) days' prior written notice to the Bank. The Borrower shall cause the Bank, to be endorsed as a loss payee with a long form Lender's Loss Payable Clause, in form and substance acceptable to the Bank, on all such insurance. In the event of failure to provide and maintain insurance as herein provided, the Bank may, at its option (but shall not be obligated to), provide such insurance and charge the amount thereof to the Loan Account. The Borrower shall furnish to the Bank certificates or other satisfactory evidence of compliance with the foregoing insurance provisions. The Borrower hereby irrevocably appoints the Bank, as its attorney- in-fact, coupled with an interest, to make proofs of loss and claims for insurance, and to receive payments of the insurance and execute and endorse all Documents, checks and drafts in connection with payment of the insurance. Any Proceeds received by the Bank shall be applied to the Obligations, or paid over to the Borrower for repair and replacement of the Collateral as the Bank shall determine in its reasonable discretion.

                  Section 8.3 TAX AND OTHER LIENS. Comply with all statutes and government regulations and pay all taxes, assessments, governmental charges or levies, or claims for labor, supplies, rent and other obligations made against it or its property which, if unpaid, might become a lien or charge against the Borrower or its properties, except liabilities being contested in good faith and against which, if requested by the Bank, the Borrower shall set up reserves in amounts and in form satisfactory to the Bank.

                  Section 8.4 TERMS OF SALE. Require that all sales of Export Inventory be in accordance with the terms of the Loan Authorization Agreement, including, without limitation, paragraph 7 thereof.

                  Section 8.5 COMPLIANCE WITH EXPORT L/Cs; DELIVER EXPORT L/Cs TO BANK.

                  (a) Comply in all respects with the requirements for drawing under each Export L/C;

                  (b) Deliver all original freely negotiable Export L/Cs to the Bank on the Closing Date (or, as to any freely negotiable Export L/Cs that have not yet been issued as of the Closing Date, immediately at the time that they are received by the Borrower); PROVIDED, HOWEVER, that so long as there is no Event of Default hereunder, the Bank will temporarily return the original Export L/Cs if requested by the Borrower by making such Export L/C available to the Borrower at the Bank's address specified above or at such other address designated by the Bank, for the purpose of obtaining or processing a draw under the Export L/Cs; PROVIDED, FURTHER THAT the Borrower shall either obtain payment thereon or return the subject Export L/C to the Bank within 21 days of its receipt thereof.

                  (c) Deliver to the Bank, as soon as the conditions for drawing on any Export L/C can be satisfied, all certificates, drafts and other documents (collectively, "Draw Documents") that are required in order for such Export L/Cs to be drawn upon, and in order for the issuers of such Export L/Cs to pay the proceeds of such drawings to the Bank, for deposit by the Bank into the Cash Collateral Account (or for such other payment or allocation by the Bank as may be required by the Borrower

         Agreement, by any Eximbank Document or by any applicable regulation or requirement of Eximbank) (which Draw Documents shall be reviewed for discrepancies by the Bank within three (3) Business Days of receipt thereof and shall be presented for payment within seven (7) Business Days of the resolution of any discrepancies). If any Export L/C is freely negotiable, all Draw Documents shall be presented to and flow through the Bank. If any Export L/C is not freely negotiable, then all Draw Documents must flow through the Bank, who will in turn forward the Draw Documents to the negotiating bank for collection. It is agreed and understood that in the event that any amendments are required to any Export L/Cs in order for the proceeds of the Export L/Cs to be paid to the Bank, any fees charged in connection with any such amendments shall be borne by the Bank.

                  Section 8.6 PAYMENT IN DOLLARS. Require that all payments made for any and all Export Inventory be made in Dollars, unless Eximbank otherwise agrees in writing.

                  Section 8.7 PLACE OF BUSINESS. Maintain its principal place of business and chief executive offices at the address set forth in the first paragraph of this Agreement, unless the Borrower shall have given the Bank thirty (30) days' prior written notice of any change in such places of business.

                  Section 8.8 INSPECTIONS. Allow the Bank, by or through any of their officers, attorneys, and/or accountants designated by it, for the purpose of ascertaining whether or not each and every provision hereof and of any related agreement, instrument and document is being performed, including, without limitation the provisions of Section 8.13, to enter the offices and plants of the Borrower at any time during normal business hours to examine or inspect any of its properties, books and records or extracts therefrom, to make copies of such books and records or extracts therefrom, and cause its officers and employees to give full cooperation and assistance to the Bank in connection therewith.

                  Section 8.9 LITIGATION. Promptly advise the Bank of the commencement or threat of any litigation, including arbitration proceedings and any proceedings before any governmental agency, which is instituted against the Borrower and is reasonably likely to have a Material Adverse Effect.

                  Section 8.10 ADDITIONAL COLLATERAL. Within two (2) Business Days after the Borrower becomes aware of the existence of a Borrowing Base Deficiency, furnish additional cash collateral to the Bank, pursuant to the Cash Collateral Account Agreement.

                  Section 8.11 MAINTENANCE OF EXISTENCE AND COMPLIANCE. Maintain its corporate existence and comply with all valid and applicable statutes, rules and regulations, and maintain its properties in good repair, working order and operating condition.

                  Section 8.12 EXPORT INVENTORY. Segregate and keep the Export Inventory separate and apart at all times from the Borrower's other Inventory and assets, mark or tag the Export Inventory so that it is otherwise easily identifiable, or identify the Export Inventory in a written ledger.

                  Section 8.13 COMPLIANCE WITH BORROWER AGREEMENT. Perform and observe all of its obligations under the Borrower Agreement, a copy of which is attached hereto as EXHIBIT D and the terms of which are incorporated herein by reference. In the event and to the extent that the provisions of the Borrower Agreement shall conflict with this Agreement, the provisions of the Borrower Agreement shall govern, but only in the event such provisions are more restrictive upon the Borrower than those of this Agreement. If the Borrower can comply with the provisions of both this Agreement and the Borrower Agreement as to any provision hereof and thereof, the Borrower shall do so.

                  Section 8.14 NOTICE OF CERTAIN EVENTS. Give written notice to the Bank within five (5) Business Days of the occurrence of any of the following (except that in the case of subsection (k) below, such written notice to the Bank shall be given immediately):

                  (a) the Borrower's commencement of or consent in any manner to any proceeding or arrangement for its liquidation in whole or in part or of or to any other proceeding or arrangement whereby any of its assets are subject generally to the payment of its liabilities or whereby any receiver, trustee, liquidator or the like is appointed for it or any substantial part of its assets (including without limitation, the filing by the Borrower of a petition for appointment as a debtor-in-possession under Title 11 of the United States Bankruptcy
         Code);

                  (b) the Borrower's failure to obtain a dismissal or termination within thirty (30) calendar days of the commencement of any proceeding or arrangement referred to in subsection (a) above;

                  (c) the Borrower's commencement of any other proceeding or procedure for the relief of financially distressed or insolvent debtors, or such proceeding or procedure having been commenced against it, whether voluntarily or involuntarily, and such procedure has not been effectively terminated or dismissed within thirty (30) calendar days after the commencement thereof;

                  (d) the Borrower's commencement of any procedure for its dissolution, or a procedure therefore having been commenced against it;

                  (e) if (but without in any way constituting the Bank's acquiescence to the same): (i) the Borrower changes its name or identity in any manner, or (ii) the nature of any of the Collateral is changed or any of the Collateral or books and records of the

         Borrower is transferred to a location other than as set forth in the first paragraph of this Agreement (except for any Inventory in transit to the buyer thereof);

                  (f) any event causing material loss or depreciation in value of the Export Inventory and the amount of such loss or depreciation;

                  (g) any circumstance or event by virtue of which or in connection with which the Borrower has incurred or may incur any liability, expense or responsibility under any Environmental Law including without limitation: (i) any and all written communications with respect to claims or suits under any applicable Environmental Laws or any release of Hazardous Materials required to be reported to any federal, state or local governmental authority, instrumentality or agency under any applicable Environmental Laws; (ii) any remedial action taken by the Borrower or any other person in response to (A) any Hazardous Materials on, under or about the properties or assets of the Borrower, the existence of which may give rise to a claim or suit resulting in a material change of the Borrower's business operations or financial condition, or (B) any claim or suit resulting in a material change of the Borrower's business operations or financial condition;
         (iii) the Borrower's discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Borrower's business premises which may cause such premises to be in violation of the Environmental Laws or to be subject to any restrictions on the ownership, occupancy, transferability or use thereof under any Environmental Laws; and (iv) any request for information from any federal, state or local governmental authority, instrumentality or agency that indicates such entity is investigating the Borrower's potential responsibility for a release of Hazardous Materials;

                  (h) any other matter which has resulted or is reasonably likely to result in a material adverse change in the financial condition or operations of the Borrower;

                  (i) any information received by the Borrower with respect to Export Accounts that may materially affect the value thereof or the rights and remedies of the Bank with respect thereto; and

                  (j) any action, suit or claim pending or which could be reasonably expected to be asserted against the Borrower, before any court or administrative agency.

                  Section 8.15 COLLATERAL DUTIES. Do whatever the Bank reasonably may request from time to time by way of obtaining, executing, delivering and filing financing statements, assignments, waivers, agreements and other notices and amendments and renewals thereof, and the Borrower will take any and all steps and observe such formalities as the Bank may request, in order to create and maintain for the Bank a valid and enforceable first lien upon, pledge of, and first priority security interest in, any and all of the Collateral.

The Bank is authorized to file financing statements without the signature of the Borrower and to execute and file such financing statements on behalf of the Borrower as specified by the UCC and/or the Uniform Commercial Code of any other State to perfect or maintain its security interest in all of the Collateral. All reasonable charges, expenses and fees the Bank may incur in filing any of the foregoing, together with reasonable costs and expenses of any lien search required by the Bank, and any taxes relating thereto, shall be charged to the Loan Account and added to the Obligations, all of which shall be payable on demand.

         B. NEGATIVE COVENANTS

         The Borrower covenants and agrees that from the date hereof until payment and performance in full of all Obligations, and until the termination of this Agreement, the Borrower shall not, and shall not permit any of its Subsidiaries to:

                  Section 8.16 ENCUMBRANCES. (a) Create or incur or suffer to be created or incurred or to exist any lien, encumbrance, mortgage, pledge, charge, restriction or other security interest of any kind upon any of its property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom; (b) transfer any of such property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; (c) acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; (d) suffer to exist for a period of more than thirty (30) days after the same shall have been incurred any Indebtedness or claim or demand against it that if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors; or (e) sell, assign, pledge or otherwise transfer any accounts, contract rights, general intangibles, chattel paper or instruments, with or without recourse; PROVIDED that the Borrower may create or incur or suffer to be created or incurred or to exist:

                           (i) liens to secure taxes, assessments and other
                  government charges in respect of obligations not overdue or liens on properties to secure claims for labor, material or supplies in respect of obligations not overdue, or which are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves are being maintained in accordance with generally accepted accounting principles so long as such liens are not being foreclosed;

                           (ii) deposits or pledges made in connection with, or
                  to secure payment of, workmen's compensation, unemployment insurance, old age pensions or other social security obligations;

                           (iii) liens of carriers, warehousemen, mechanics and
                  materialmen, and other like liens on properties in existence less than 90 days from the date of creation thereof in respect of obligations not overdue or which are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves are being maintained in accordance with generally accepted accounting principles so long as such liens are not being foreclosed;

                           (iv) encumbrances on real estate consisting of
                  easements, rights of way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto, landlord's liens or lessor's liens under leases to which the Borrower or a Subsidiary of the Borrower is a party, and other similar minor liens or encumbrances none of which interferes materially with the use of the property affected in the ordinary conduct of the business of the Borrower and its Subsidiaries, which defects do not individually or in the aggregate have a Material Adverse Effect;

                           (v) liens existing on September 28, 2000 and listed
                  and described on SCHEDULE 6.1(q) hereto;


                           (vi) liens in favor of the Bank under the Financing
                  Agreements; and

                           (vii) liens in favor of the Eximbank with respect to
                  Borrower's patents and patent applications as more fully described in Section 7.1(k) hereof.

                  Section 8.17 LIMITATION ON INDEBTEDNESS. Create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than:

                  (a) Indebtedness to the Bank arising under any of the Financing Agreements;

                  (b) current liabilities of the Borrower or such Subsidiary incurred in the ordinary course of business not incurred through (i) the borrowing of money, or (ii) the obtaining of credit except for credit on an open account basis customarily extended and in fact extended in connection with normal purchases of goods and services;

                  (c) Indebtedness in respect of taxes, assessments, governmental charges or levies and claims for labor, materials and supplies to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of this Agreement;

                  (d) Indebtedness in respect of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as execution is not levied thereunder or in respect of which the Borrower or such Subsidiary shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review;

                  (e) endorsements of checks and similar negotiable instruments for collection, deposit or negotiation, and warranties of products or services, in each case incurred in the ordinary course of business; and

                  (f) Indebtedness existing on September 28, 2000 and listed and described on SCHEDULE 8.17(f) hereto, and Indebtedness extending the maturity of, or refunding or refinancing, in whole or in part, any such Indebtedness, PROVIDED that the terms of any such extending, refunding or refinancing Indebtedness, and of any agreement or instrument relating thereto, are otherwise permitted by the Financing Agreements and FURTHER PROVIDED that the principal amount of such Indebtedness shall not be increased above the amount of such Indebtedness immediately prior to the extension, refunding or refinancing, and the direct (and any contingent) obligors therefor and any collateral security in respect thereof shall not be changed (or increased), (but any lien or encumbrance on such collateral may be released or discharged) as a result of or in connection with such extension, refunding, or refinancing.

                  Section 8.18 CONTINGENT LIABILITIES. Assume, guarantee, endorse or otherwise become liable upon the obligations of any person, firm corporation, or enter into any purchase or option agreement or other arrangement having substantially the same effect as such a guarantee, except by the endorsement of negotiable Instruments for deposit or collection or similar transactions in the ordinary course of business and except for indemnity obligations in respect of surety bonds issued to any governmental agency under the General Agreement of Indemnity executed on September 21, 1998 between the Borrower and the Chubb Group of Insurance Companies.

                  Section 8.19 CONSOLIDATION, MERGER OR CORPORATE CHANGES. Become a party to any merger or consolidation, or agree to or effect any asset acquisition or stock acquisition (other than the acquisition of assets in the ordinary course of business consistent with past practices) except (a) the merger or consolidation of one or more of the Subsidiaries of the Borrower with and into the Borrower, and (b) the merger or consolidation of a Subsidiary with one or more other Subsidiaries of the Borrower.

                  Section 8.20 INVESTMENTS. Make or permit to exist or to remain outstanding any Investment except Investments:

                  (a) in readily marketable direct or guaranteed obligations of the United States of America that mature within one (1) year from the date of purchase by such Person;

                  (b) in demand deposits, certificates of deposit, bankers acceptances and time deposits of United States banks having in each case total capital and surplus in excess of $1,000,000,000;

                  (c) in securities commonly known as "commercial paper" issued by a corporation organized and existing under the laws of the United States of America or any state thereof that at the time of purchase have been rated and the ratings for which are not less than "P 1" if rated by Moody's, and not less than "A 1" if rated by Standard & Poor's;

                  (d) constituting trade credit extended pursuant to customer accounts receivable in the ordinary course of business;

                  (e) customary prepaid expenses in the ordinary course of business;

                  (f) acceptance and endorsements of checks or other negotiable instruments for deposit or collection in the ordinary course of business; and

                  (g) consisting of loans or advances made in the ordinary course of business to officers, directors or employees of the Borrower or any of the Subsidiaries for travel, transportation, entertainment, and moving and other relocation expenses.

                  Section 8.21 ACQUISITION AND ISSUANCE OF STOCK OF THE BORROWER; DIVIDENDS. Purchase, acquire, redeem or retire, or make any commitment or payment to purchase, acquire, redeem or retire any of the capital stock of the Borrower or any option, warrant or other right to acquire such stock, whether now or hereafter outstanding, or declare or pay or set apart for the payment of any dividend (other than dividends payable in shares of the Borrower's stock), or make any other distribution (other than in shares of the Borrower's stock issued to employees pursuant to the exercise of stock options and/or normal bonus compensation) to any of its shareholders.

                  Section 8.22 PROHIBITED TRANSFERS. Transfer, in any manner, either directly or indirectly, any cash, property, or other assets to any parent or any of its Affiliates or Subsidiaries, other than sales made in the ordinary course of business and for fair consideration on terms no less favorable than if such sale had been an arms-length transaction between the Borrower or such Subsidiary or Affiliate and an unaffiliated entity; or (ii) shares of the Borrower's stock.

                  Section 8.23 LOANS. Make any loans or non-salary advances or make any transfers, in any manner, of any cash, property or other assets to or on behalf of any Person, except as disclosed on SCHEDULE 8.23. In no event shall the proceeds of any Export Working Capital Advance be transferred by the Borrower to any Subsidiary or Affiliate or used by the Borrower to make any loans or other advances to any Subsidiary or Affiliate.

                  C. FINANCIAL COVENANTS

                  The Borrower covenants and agrees that from the date hereof until payment and performance in full of all Obligations, and until the termination of this Agreement, the Borrower shall:

                  Section 8.24 TANGIBLE NET WORTH. Have a Tangible Net Worth of not less than: (a) $21,400,000.00 from the date hereof through and including March 30, 2001; (b) $22,400,000.00 from March 31, 2001 through and including March 30, 2002; and (c) $23,400,000.00 from March 31, 2002 and at all times thereafter, in each case to be tested at the end of every fiscal quarter.

                  Section 8.25 CURRENT RATIO. Have a ratio of Current Assets to Current Liabilities of not less than 1.50 to 1.00 at the end of any fiscal quarter.

                  Section 8.26 SENIOR DEBT TO TANGIBLE NET WORTH. Not permit its Senior Debt to Tangible Net Worth Ratio to be greater than 1.50 to 1 at the end of any fiscal quarter.

                  Section 8.27 CASH FLOW COVERAGE RATIO. Not permit its Cash Flow Coverage Ratio to be less than: (a) 0.65 to 1 for the quarter ending September 30, 2000; (b) 0.80 to 1 for the quarter ending December 31, 2000; and
(c) 1.0 to 1 for the quarter ending March 31, 2001 and at all times thereafter, tested quarterly at the end of each fiscal quarter on a rolling four-quarter basis.

                                   ARTICLE IX.

                                   COLLATERAL

                  Section 9.1 GRANT. To secure the prompt payment and performance of each and all of the Obligations, the Borrower pledges, assigns (including the assignment of proceeds of Letters of Credit), transfers and grants to the Bank a continuing security interest in all the assets of the Borrower set forth in SCHEDULE 9.1 and all Proceeds thereof (hereinafter, collectively called the "Collateral").

                  Section 9.2 CONTINUOUS SECURITY INTEREST. The Borrower expressly acknowledges that the security interest granted hereunder shall remain as security for payment and performance of the Obligations, whether now existing or which may hereafter be incurred, or otherwise. The notice of the continuing grant of this security interest therefore shall not be required to be stated on the face of any document representing any such Obligations, nor otherwise identify it as being secured hereby.

                  Section 9.3 PRIORITY IN PROCEEDS OF COLLATERAL. The Borrower acknowledges and agrees that solely as between the Bank and Eximbank, and as more particularly set forth in and subject to the terms of the Eximbank Documents, the Proceeds from any foreclosure, sale, liquidation or other disposition of, or realization upon, the Collateral shall be applied in the following order of priority: (a) with respect to the Proceeds of Collateral consisting of the Export-Related Collateral (i) first, for application to the Export Facility Obligations, and (ii) second, for application to the Domestic Facility Obligations, and (b) with respect to the Proceeds of all Collateral other than the Export-Related Collateral, (i) first, for application to the Domestic Facility Obligations, and (ii) second, for application to the Export Facility Obligations.

                                   ARTICLE X.

                         EVENTS OF DEFAULT, ACCELERATION

                  Section 10.1 EVENTS OF DEFAULT, ACCELERATION. If any one or more of the following events (herein called "Events of Default" and individually, an "Event of Default") shall occur:

                  (a) failure of the Borrower to pay principal, interest or any other sum due hereunder or under the Note when due and payable;

                  (b) failure of the Borrower to pay when due and payable any amount (whether principal, interest or any other sum) to the Bank under any loan not guaranteed by Eximbank that has been extended by any Bank to the Borrower;

                  (c) the existence of a Borrowing Base Deficiency for more than two Business Days;

                  (d) failure of the Borrower to fully comply with the provisions of Section 8.5, Article VIII (B) or Article VIII (C) hereof, as and when provided therein;

                  (e) any representation or warranty of the Borrower in this Agreement or any of the other Financing Agreements or in any other document or instrument delivered pursuant to or in connection with this Agreement shall have been false in any material respect upon the date when made or deemed to have been made or repeated;

                  (f) the Borrower or any of its Subsidiaries shall fail to pay when due, or within any applicable period of grace, any obligation for borrowed money or credit received, or in respect of any Capitalized Leases, in an amount in excess of $300,000; or fail to observe or perform any material term, covenant or agreement contained in any agreement by which it is bound, evidencing or securing borrowed money or credit received, or in respect of any Capitalized Leases, in an amount in excess of $300,000, for such period of time as would permit (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof;

                  (g) the Borrower or any of its Subsidiaries shall make an assignment for the benefit of creditors, or admit in writing its inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver for the Borrower or any of its Subsidiaries or of any substantial part of the assets of any of them or shall commence any case or other proceeding relating to any of them under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or shall take any action to authorize or in furtherance of any of the foregoing; or if any such petition or application shall be filed or any such case or other proceeding shall be commenced against any of such entities and it indicates its approval thereof, consents thereto or acquiesces therein or such petition or application shall not have been dismissed within thirty (30) days following the filing thereof;

                  (h) a decree or order is entered appointing any such trustee, custodian, liquidator or receiver or adjudicating any of the Borrower or any of its Subsidiaries bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of any of them in an involuntary case under federal bankruptcy laws as now or hereafter constituted;

                  (i) there shall be commenced against the Borrower any lawsuit or proceeding that could reasonably be expected to have a Material Adverse Effect on the Borrower and is not dismissed within thirty (30) days; or there shall remain in force, undischarged, unsatisfied, unappealed and unstayed, for more than thirty (30) days, whether or not consecutive, any final judgment in a court of competent jurisdiction over the Borrower or any Subsidiary against any of the Borrower and the Subsidiaries;

                  (j) if any of the Financing Agreements shall be cancelled, terminated, revoked or rescinded or the Bank's security interests, in any of the Collateral shall cease to be perfected, or shall cease to have the priority contemplated hereby, in each case otherwise than in accordance with the terms thereof and without the Bank's prior written consent, or any action at law, suit or in equity or other legal proceeding to cancel, revoke or rescind any of the Financing Agreements shall be commenced by or on behalf of the Borrower or any of its Subsidiaries party thereto or any of their respective stockholders, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Financing Agreements is illegal, invalid or unenforceable in accordance with the terms thereof;

                  (k) the Borrower or any of its Subsidiaries shall be enjoined, restrained or in any way prevented by the order of any court or any administrative or regulatory agency in a manner that has a Material Adverse Effect and such order shall continue in effect for more than fifteen (15) days;

                  (l) there shall occur any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty, which in any such case causes, for more than fifteen (15) consecutive days, the cessation or substantial curtailment of revenue producing activities at any facility or location of the Borrower or any of its Subsidiaries, and which may have a Material Adverse Effect;

                  (m) there shall occur the loss, suspension or revocation of, or failure to renew, any license or permit now held or hereafter acquired by the Borrower or any of its Subsidiaries, if such loss, suspension, revocation or failure to renew may have a Material Adverse Effect;

                  (n) the Borrower or any of its Subsidiaries shall be indicted for a state or federal crime, or any civil or criminal action shall otherwise have been brought or threatened against the Borrower or any of its Subsidiaries, a punishment for which in any such case could include the forfeiture of any assets of such entity having a fair market value sufficient to constitute a Material Adverse Effect;

                  (o) the occurrence of any event which has a Material Adverse Effect;

                  (p) the occurrence of a default or event of default (howsoever defined) under any other agreements between the Bank and the Borrower;

                  (q) failure of the Borrower to perform when due, or to comply with, any other covenant, duty, indebtedness, liability or obligation arising under this Agreement, the Borrower Agreement or any of the other Financing Agreements and a continuation of such failure for a period of thirty (30) calendar days thereafter;

                  (r) the honoring by the Bank of drafts in excess of $5,000,000 in the aggregate presented under Standby Letters of Credit in any twelve (12) month period from the date hereof (other than drafts which the Bank believes are being contested by Borrower in good faith);

                  (s) the occurrence of a transfer of a controlling interest of the capital stock of the Borrower to a single entity or group of entities under common control; or

                  (t) the revocation, cancellation, or termination in whole or in part with respect to the Eximbank Guarantee unless such revocation, cancellation or termination arises from the breach by the Bank of its obligations to Eximbank under the applicable guarantee document.

then, (1) upon the happening of any Event of Default set forth in subsections
(g) and (h) above, any obligation of the Bank to make additional Export Working Capital Advances and any requirement that the Bank issue additional Standby Letters of Credit shall automatically and immediately terminate and any and all Obligations shall automatically become immediately due and payable, without presentment, demand, protest, notice of protest or other notice or requirements of any kind, all of which are expressly waived by the Borrower, and the Borrower shall be required to immediately deliver cash collateral to the Bank in an amount equal to the aggregate Available Amounts of all Standby Letters of Credit, and (2) upon the happening of any one or more of the other Events of Default, the Bank may notify the Borrower that the Bank will not make any further Export Working Capital Advances and will not issue any further Standby Letters of Credit, and that any and all Obligations have become immediately due and payable, without presentment, demand, protest, notice of protest or other notice or requirements of any kind, all of which are expressly waived by the Borrower, and that the Borrower is required to immediately deliver cash collateral to the Bank in an amount equal to the aggregate Available Amounts of all outstanding Standby Letters of Credit. The Bank may proceed to enforce its rights whether by suit in equity or by action at law, whether for specific performance of any covenant or agreement contained in this Agreement, the Note or the other Financing Agreements, or in aid of the exercise of any power granted in either this Agreement or the Note or any other Financing Agreement, or it may proceed to obtain judgment or any other relief whatsoever appropriate to the enforcement of such rights, or proceed to enforce any legal or equitable right which the Bank may have by reason of the occurrence of any Event of Default hereunder.

                                   ARTICLE XI.

                              INTENTIONALLY OMITTED

                                  ARTICLE XII.

                           RIGHTS AND REMEDIES OF BANK

                  Section 12.1 REMEDIES OF THE BANK. In case any one or more of the Events of Default shall have occurred and be continuing, and whether or not the Bank shall have taken any action pursuant to Article X hereof, the Bank, if owed any Obligations, may proceed to protect and enforce its rights by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement and the other Financing Agreements or any instrument pursuant to which the Obligations to the Bank are evidenced, including as permitted by applicable law the obtaining of the EX PARTE appointment of a receiver, and, if such amount shall have become due, by acceleration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of the Bank. The Borrower hereby grants the Bank an irrevocable power of attorney and appoints HSBC its attorney-in-fact, upon the occurrence of any Event of Default hereunder, to file those certain assignments executed and delivered by Borrower to the Bank (collectively "Assignments") whereby the Borrower has assigned to the Bank its right, title and interest in each of the Government Contracts (which shall mean any contracts with any agency of the United States government regarding the sale of Inventory by the Borrower and described on Schedule 5.1(y) of the Domestic Credit Agreement), and which are being held by the Bank until an Event of Default, with the appropriate government agencies, to amend the Assignments on behalf of the Borrower if needed to file same and to obtain acknowledgments of such filings from an appropriate government agencies. No remedy herein conferred upon the Bank or the holder of the Note is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law. Without limiting the generality of the foregoing, the Bank shall have in any jurisdiction where enforcement hereof is sought, in addition to all other rights and remedies which the Bank may have under law and equity, the following rights and remedies, all of which may be exercised with or without further notice to the Borrower and without a prior judicial or administrative hearing or notice, which notice and hearing are expressly waived: to occupy any of the Borrower's premises, subject to an agreement with the lessor, for up to one (1) year rent free for the purposes of liquidating Collateral, including without limitation, conducting an auction thereon; to enforce or foreclose the liens and security interests created under this Agreement or under any other agreement relating to Collateral by any available judicial procedure or without judicial process; to enter any premises where any Collateral may be located for the purposes of taking possession or removing the same; to sell, assign, lease, or otherwise dispose of Collateral or any part thereof, either at public or private sale, in lots or in bulk, for cash, on credit or otherwise, with or without representations or warranties, and upon such terms as shall be acceptable to the Bank, all at the Bank's sole option and as the Bank in its sole discretion may deem advisable; to bid or become purchaser at any such sale if public; and, at the option of the Bank, to apply or be credited with the amount of all or any part of the Obligations owing to the Bank against the purchase price bid by the Bank at any such sale.

                  Section 12.2 COLLECTION OF OTHER ACCOUNTS, ETC. In addition to and without limiting the rights of the Bank and obligations of the Borrower set forth elsewhere in this Article XII, at any time after the occurrence of an Event of Default, the Bank shall have the right to require the Borrower to, and the Borrower shall, upon written notice from the Bank:

                  (a) Make collections of Proceeds upon its Accounts (including the Export Accounts), hold the Proceeds received from collections in trust for the Bank and turn over such Proceeds to the Bank daily in the exact form which they are received, together with a collection report in form satisfactory to the Bank. Subject to actual collection, the Bank shall apply such Proceeds and any Proceeds of Accounts received by it pursuant to the other provisions of this Article XII, to the payment of the Obligations; and shall hold the balance as cash collateral for the Borrower's reimbursement Obligations that may arise due to drawings upon Standby Letters of Credit;

                  (b) Assign or endorse the Accounts to the Bank, and notify Account Debtors that the Accounts have been assigned and should be paid directly to the Bank;

                  (c) Turn over to the Bank all Inventory returned in connection with any of the Accounts;

                  (d) Mark or stamp each of its individual ledger sheets or cards pertaining to its Accounts with a legend "Assigned to HSBC Bank USA," and stamp or otherwise mark and keep its books, records, documents and instruments relating to the Accounts in such manner as the Bank may require; and

                  (e) Mark or stamp all invoices with a legend satisfactory to the Bank so as to indicate that the same should be paid directly to the Bank.

                  Section 12.3 SPECIFIC POWERS. In addition to the foregoing powers, the Bank may at any time, before (with respect to subsections (e) and (k)) or after the occurrence of an Event of Default, at the Bank's sole discretion: (a) give notice of assignment to any Account Debtor; (b) collect Accounts directly and charge, or cause to be charged, the collection costs and expenses to the Loan Account; (c) collect Accounts submitted by the Borrower to the Bank for collection and charge, or cause to be charged, the collection costs and expenses to the Loan Account; (d) settle or adjust disputes and claims directly with Account Debtors for amounts and upon terms which the Bank considers advisable, and credit, or cause to be credited, the Loan Account with the net amounts received in payment of Accounts; (e) draw upon Export L/Cs, and apply the proceeds therefrom, in accordance with Section 8.5 hereof;

(f) exercise all other rights granted in this Agreement and the other Financing Agreements; (g) receive, open and dispose of all mail addressed to the Borrower and notify the Post Office authorities to change the address for delivery of the Borrower's mail to an address designated by the Bank; (h) endorse the name of the Borrower on any checks or other evidence of payment that may come into possession of the Bank and on any invoice, freight or express bill, bill of lading or other document; (i) in the name of the Borrower or otherwise, demand, sue for, collect and give acquittance for any and all monies due or to become due on Accounts; (j) compromise, prosecute or defend any action, claim or proceeding concerning Accounts; and (k) do any and all things necessary and proper to carry out the purposes contemplated in this Agreement, the other Financing Agreements and any other agreement between the parties. Neither the Bank nor its officers, directors, employees and agents (including its attorneys), shall be liable for any acts or omissions or for any error of judgment or mistake of fact or law, except for bad faith or willful misconduct. For the purposes of this Section 12.3, the Borrower hereby irrevocably constitutes the Bank as the Borrower's attorney-in-fact to issue in the name and execute or endorse on behalf of the Borrower each and every notice, instrument and document necessary to carry out the purposes of the provisions of Section
12.2 and this Section 12.3. The power of attorney granted hereby shall be self-executing, but the Borrower shall promptly execute and deliver to the Bank, upon written request of the Bank, such additional separate powers of attorney as the Bank may from time to time request. Notwithstanding the foregoing, it is understood that the Bank is under no duty to take any of the foregoing actions and that after having made demand upon any Account Debtors for payment, the Bank shall have no further duty as to the collection or protection of Accounts or any income therefrom and no further duty to preserve any rights pertaining thereto, other than the safe custody thereof.

                  Section 12.4 RIGHT OF THE BANK TO USE AND OPERATE COLLATERAL, ETC. Upon the occurrence of any Event of Default, the Bank shall have the right and power to take possession of all or any part of the Collateral, and to exclude the Borrower and all persons claiming under the Borrower wholly or partly therefrom, and thereafter to hold, store, and/or use, operate, manage and control the same. Upon any such taking of possession, the Bank may, from time to time, at the expense of the Borrower, make all such repairs, replacements, alterations, additions and improvements to the Collateral as the Bank may deem proper. In any such case the Bank shall have the right to manage and control the Collateral and to carry on the business and to exercise all rights and powers of the Borrower in respect thereto as the Bank shall reasonably deem best, including the right to enter into any and all such agreements with respect to the operation of the Collateral or any part thereof as the Bank may see fit; and the Bank shall be entitled to collect and receive all issues, profits, fees, revenues and other income of the same and every part thereof. Such issues, profits, fees, revenues and other income shall be applied to pay the expenses of holding and operating the Collateral and of conducting the business thereof, and of all maintenance, repairs, replacements, alterations, additions and improvements, and to make all payments which the Bank may be required or may elect to make, if any, for taxes, assessments, insurance and other charges upon the Collateral or any part thereof, and all other payments which the Bank may be required or authorized to make under any provision of this Agreement (including reasonable legal costs and attorneys' fees). The remainder of such issues, profits, fees, revenues and other income shall be applied to the payment of the Obligations in such order of priority as the Bank shall determine, in its sole discretion. Without limiting the generality of the foregoing, the Bank shall have the right to apply for and have a receiver appointed by a court of competent jurisdiction in any action taken by the Bank to enforce its rights and remedies hereunder in order to manage, protect and preserve the Collateral and continue the operation of the business of the Borrower and to collect all revenues and profits thereof and apply the same to the payment of all expenses and other charges of such receivership including the compensation of the receiver and to the payment of the Obligations as aforesaid until a sale or other disposition of such Collateral shall be finally made and consummated.

                  Section 12.5 DUTIES AFTER DEFAULT. After the occurrence of an Event of Default, the Borrower will, at the Bank's request, assemble all Collateral and make it available to the Bank at places which the Bank may reasonably select, whether at the premises of the Borrower or elsewhere and will make available to the Bank all premises and facilities of the Borrower for the purpose of the Bank taking possession of Collateral or of removing or putting the Collateral in salable form. In the event any goods called for in any sales order, contract, invoice or other instrument or agreement evidencing or purporting to give rise to any Account shall not have been delivered or shall be claimed to be defective by any customer, the Bank shall have the right in its discretion to use and deliver to such customer any goods of the Borrower to fulfill such order, contract or the like so as to make good any such Account. If any Collateral shall require repairing, maintenance, preparation, or the like, or is in process or other unfinished state, the Bank shall have the right, but shall not be obligated, to do such repairing, maintenance, preparation, processing or completion of manufacturing for the purpose of putting the same in such salable form as the Bank shall deem appropriate, but the Bank shall have the right to sell or dispose of such Collateral without such processing. The net cash Proceeds resulting from the collection, liquidation, sale, lease or other disposition of Collateral shall be applied first to the expenses (including all reasonable attorneys' and professional fees) of retaking, holding, storing, processing and preparing for sale, selling, collecting, liquidating and the like and then to the satisfaction of all Obligations, any balance to be held as cash collateral for the Borrower's reimbursement Obligations with respect to drawings upon Standby Letters of Credit. In the event the Proceeds of any sale, lease or other disposition of the Collateral hereunder, including without limitation, the Proceeds from the collection of Accounts, are insufficient to pay all of the Obligations in full, the Borrower will be liable for the deficiency, together with interest thereon, at the maximum rate allowable by law, and the costs and expenses of collection of such deficiency, including (to the extent permitted by law) without limitation, attorneys' fees, expenses and disbursements.

                  Section 12.6 CUMULATIVE REMEDIES. The exercise by the Bank of any right or remedy set forth in this Article XII shall not preclude the exercise of any other rights or

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


remedies all of which shall be cumulative and shall be in addition to any other right or remedy given hereunder or under any other agreement between the parties or which may now or hereafter exist in law or at equity or by suit or otherwise. No delay or failure to take action on the part of the Bank in exercising any right, power or privilege hereunder or under any of the other Financing Agreements shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Defaulting Event.

                                  ARTICLE XIII.

                              INTENTIONALLY OMITTED

                                  ARTICLE XIV.

                                   TERMINATION

                  Section 14.1 TERMINATION. Unless sooner terminated by the Bank as a result of the occurrence of a Defaulting Event, the obligation of the Bank to make Export Working Capital Advances and issue Standby Letters of Credit shall terminate on the Termination Date. The Bank may, in its sole and absolute discretion upon written notice to the Borrower, elect to renew the Facility for an additional period of time and on such other terms and conditions as they may elect, in which case the Termination Date shall be extended for a corresponding period. Upon any such termination of the Facility, all of the rights, interests and remedies of the Bank and Obligations of the Borrower shall survive and the Borrower shall have no right to request, and the Bank shall have no further obligation to make any further Export Working Capital Advances or issue any further Standby Letters of Credit. In addition, upon termination of the Facility, the Borrower shall immediately deposit with the Bank as cash collateral (pursuant to the Cash Collateral Agreement) an amount equal to the aggregate Available Amount of all Standby Letters of Credit then outstanding, if any.

                                   ARTICLE XV.

                                    EXPENSES

                  Section 15.1 EXPENSES. The Borrower agrees to pay on demand all out-of- pocket expenses, costs, fees, charges, expenses and attorneys' and other professionals' fees and expenses incurred by the Bank in connection with the preparation of this Agreement, the Note, the other Financing Agreements and any amendments or supplements hereto and thereto and all expenses (including reasonable fees and expenses of Bank's counsel) incidental to the collection of monies due hereunder or thereunder and in any way connected with, involving or related to the preservation, enforcement, protection or defense of this


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



Agreement, the Note, the other Financing Agreements, any related agreement, document or instrument, the Collateral, and the rights and remedies hereunder or thereunder.

                                  ARTICLE XVI.

                          ASSIGNMENT AND PARTICIPATION

                  Section 16.1 ASSIGNMENT AND PARTICIPATION BY BANK. The Borrower hereby acknowledges and agrees that the Bank may assign or sell participation interests in all or a portion of its interests, rights and obligations under this Agreement, the Note and the other Financing Agreements; PROVIDED, HOWEVER, that: (a) any such assignment or sale of a participation shall be at no cost to the Borrower, and any such assignment or sale to the Eximbank shall be subject to the Eximbank Documents and Eximbank's Working Capital Guarantee Program Manual in effect on the date hereof, and (b) the Bank shall provide the Borrower with written notice of any assignments or re-assignments of its interests, rights and obligations under this Agreement, the Note and the other Financing Agreements.

                  Section 16.2 DISCLOSURE. Notwithstanding the limitations on assignments in Section 16.1 above, the Borrower agrees that in addition to disclosures made in accordance with standard and customary banking practices, Bank may disclose information obtained by the Bank pursuant to this Agreement to assignees or participants and potential assignees or participants hereunder that agree to maintain the confidentiality thereof pursuant to the terms hereof.

                  Section 16.3 ASSIGNMENT BY BORROWER. The Borrower shall not assign or transfer any of its rights or obligations under this Agreement, the Note or any of the Financing Agreements without the prior written consent of the Bank.

                                  ARTICLE XVII.

                                  MISCELLANEOUS

                  Section 17.1 INDEMNIFICATION.

                  (a) In consideration of the Bank's execution and delivery of this Agreement and the Bank's extension of the Facility and in addition to all other obligations of Borrower under this Agreement, Borrower hereby agrees to defend, protect, indemnify and hold harmless the Bank, its successors, assigns, officers, directors, employees and agents (including without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Indemnitees") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to any action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements as and when incurred (the "Indemnifiable Liabilities") incurred by the Indemnitees or any of them as a result of, or arising out of, or relating to (i) the execution, delivery, performance or enforcement of this Agreement and the other Financing Agreements and any instrument, document or agreement executed pursuant hereto to any of the Indemnitees; (ii) the Bank's status as lender to, or creditor of, Borrower; or (iii) the operation of Borrower's business, including without limitation, those arising under any Environmental Laws, excluding Indemnifiable Liabilities arising from an Indemnitee's gross negligence or willful misconduct. To the extent that the foregoing undertaking by Borrower may be unenforceable for any reason, Borrower shall make the maximum contribution to the payment and satisfaction of each of the Indemnifiable Liabilities which is permissible under applicable law.

                  (b) Borrower hereby covenants and agrees at all times to indemnify, hold harmless and defend the Indemnitees, whether as secured party in possession or as successor in interest to Borrower as owner of any personal property assets located on the real property of Borrower (the "Premises"), by virtue of any action taken by the Bank pursuant to the Financing Agreements, the UCC or otherwise, from and against any and all liabilities, losses, damages, costs, expenses, penalties, fines, causes of action, suits, claims, demands or judgments (except when arising out of the Bank's gross negligence or willful misconduct), including without limitation, attorneys' fees and expenses, suffered or incurred in connection with: (i) the Environmental Laws, including without limitation, liens or claims of any federal, state or municipal government or quasi-governmental agency or any third person, whether arising under the Environmental Laws or any other federal, state or municipal law or regulation; (ii) any spill or contamination affecting the Premises, including without limitation, any Hazardous Materials or other waste-like or toxic substances located on, under, emanating from or relating to the Premises or any portion thereof or any property contiguous to the Premises and including without limitation, any loss of value of the Premises as a result of any such spill or contamination; and (iii) the direct or indirect installation, use, generation, manufacture, production, storage, release, threatened release, discharge, disposal or presence of any Hazardous Materials, on, under or about the Premises or any portion thereof, from and including all consequential damages, the costs of any required or necessary repair, cleanup or detoxification, and the costs of the preparation and implementation of any closure, remedial or other required plans. Further, the mere fact that such Indemnified Party has been declared an "owner" or "operator" (as such term is defined in any Environmental Law) resulting from the Indemnified Party having taking possession of any of the Collateral shall not exonerate Borrower from any claim by the Indemnified Parties seeking such indemnification. The provisions of this Section 17.1 shall survive the termination of this Agreement and the other Financing Agreements.

                  Section 17.2 PAYMENT SET-ASIDE. To the extent that the Borrower or any other person makes a payment or payments to the Bank (whether hereunder, under the Note or under the other Financing Agreements) with respect to the Obligations, or the Bank enforces its security interests or rights or exercises its right of setoff, and such payment or payments or the Proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Borrower or such person, a trustee, receiver or any other person under any law (including without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action) in each case in connection with any bankruptcy or similar proceeding involving the Borrower or such person, then to the extent of any such restoration, the Obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred, whereupon this Agreement shall be automatically reinstated without any further action by the Borrower or the Bank and continue to be fully applicable to such Obligation to the same extent as though the payment so repaid or recovered had never been originally made on such Obligation.

                  Section 17.3 SET-OFF. The Borrower hereby gives the Bank a lien and right of setoff for all its liabilities to the Bank upon and against all its deposits, credits, collateral and property now or hereafter in the possession or control of the Bank or in transit to it. The Bank may, at any time, apply or set off the same, or any part thereof, to any liability of the Borrower to the Bank, even though unmatured.

                  Section 17.4 COVENANTS TO SURVIVE. All covenants, agreements, warranties and representations made herein, in the Note, in the other Financing Agreements, and in all certificates or other Documents of the Borrower shall survive the making of Advances and the issuance of Standby Letters of Credit made by the Bank to the Borrower hereunder, and the delivery of the Note, and the other Financing Agreements, and all such covenants, agreements, warranties and representations shall be binding upon and inure to the benefit of the Bank, the Borrower and their respective successors and assigns, whether or not so expressed, except that the Borrower shall not have the right to assign its rights hereunder or under any of the other Financing Agreements or any interest herein or therein.

                  Section 17.5 CROSS-COLLATERALIZATION. All Collateral which the Bank may at any time acquire from the Borrower or from any other source in connection with the Obligations shall constitute collateral for each and every Obligation, without apportionment or designation as to particular Obligations and that all Obligations, however and whenever incurred, shall be secured by all Collateral however and whenever acquired, and the Bank shall have the right, in its sole discretion, to determine the order in which the Bank's rights in or remedies against any Collateral are to be exercised and which type of Collateral or which portions of Collateral are to be proceeded against and the order of application of Proceeds of Collateral as against particular Obligations (subject to any express provisions


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herein regarding the priorities of security interests in any Collateral with respect to the various Obligations).

                  Section 17.6 CROSS-DEFAULT. The Borrower acknowledges and agrees that a default under any one of the Financing Agreements, including, without limitation, under the Domestic Credit Agreement, shall constitute a default under all of the other Financing Agreements; that a default under any other indebtedness owing by the Borrower to the Bank, whether now existing or hereafter arising, shall constitute an Event of Default under this Agreement and the other Financing Agreements; and that an Event of Default under any of the Financing Agreements shall constitute a default under any other indebtedness owing by the Borrower and to the Bank, whether now existing or hereafter arising. The Borrower acknowledges and agrees that upon the occurrence of a Defaulting Event, Eximbank shall have the right to direct the Bank to accelerate the Facility.

                  Section 17.7 AMENDMENTS AND WAIVERS. No modification, rescission, waiver, release or amendment of any provision of this Agreement shall be made, except by a written agreement signed by the Borrower and a duly authorized officer of the Bank.

                  Section 17.8 AMENDMENTS AND WAIVER. Except as otherwise expressly provided in the Financing Agreements, any consent or approval required or permitted by this Agreement to be given by the Bank may be given, and any term of this Agreement, the other Financing Agreements or any other instrument related hereto or mentioned herein may be amended, and the performance or observance by the Borrower of any terms of this Agreement, the other Financing Agreements or such other instrument or the continuance of any Defaulting Event or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Borrower and the written consent of the Bank.

                  Section 17.9 NOTICES. All notices, requests, consents, demands and other communications hereunder shall be in writing and shall be either hand delivered or sent by first class mail, or by certified or registered mail, return receipt requested, or by recognized overnight courier, or by telecopy, addressed to the respective parties to this Agreement at their respective addresses set forth above, or, as to each party, at such other address as shall be designated by such party by written notice given in accordance with this
Section 17.9. All such notices and correspondence shall be deemed given (a) if sent by first class, certified or registered mail, two (2) Business Days after being postmarked, or (b) if hand delivered or sent by overnight courier or by telecopy, when received at the above stated addresses, whether or not receipt thereof is acknowledged or is refused by the addressee or any person at such address.


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                  Section 17.10 WAIVERS.

                  (a) PREJUDGMENT REMEDY, ETC. THE BORROWER ACKNOWLEDGES THAT THE ADVANCES EVIDENCED HEREBY ARE COMMERCIAL TRANSACTIONS AND WAIVES ITS RIGHT TO NOTICE AND HEARING ALLOWED BY ANY STATE OR FEDERAL LAW WITH RESPECT TO ANY PREJUDGMENT REMEDY, AND FURTHER WAIVES ALL RIGHTS TO REQUEST THE POSTING OF A BOND, WITH OR WITHOUT SURETY, TO PROTECT THE BORROWER OR ANY ENDORSER, GUARANTOR OR SURETY OF ANY OF THE OBLIGATIONS AGAINST DAMAGES THAT MAY BE CAUSED BY ANY PREJUDGMENT REMEDY. THE BORROWER FURTHER WAIVES DILIGENCE, DEMAND, PRESENTMENT FOR PAYMENT, NOTICE OF NONPAYMENT, PROTEST AND NOTICE OF ANY RENEWALS OR EXTENSIONS.

                  (b) JURY WAIVER. THE BORROWER HEREBY WAIVES TRIAL BY JURY IN ANY COURT IN ANY SUIT, ACTION OR PROCEEDING ON ANY MATTER ARISING IN CONNECTION WITH OR IN ANY WAY RELATED TO THE FINANCING TRANSACTIONS OF WHICH THIS AGREEMENT IS A PART AND/OR THE ENFORCEMENT OF ANY OF THE BANK'S RIGHTS, INCLUDING WITHOUT LIMITATION, TORT CLAIMS.

                  (c) VOLUNTARY NATURE OF WAIVERS. THE BORROWER ACKNOWLEDGES THAT IT MAKES THE FOREGOING WAIVERS IN SUBSECTIONS (a) AND (b) ABOVE, KNOWINGLY, WILLINGLY, WITHOUT DURESS AND VOLUNTARILY AND ONLY AFTER CONSIDERATION OF THE RAMIFICATIONS OF SUCH WAIVERS WITH ITS ATTORNEYS.

                  Section 17.11 SECTION HEADINGS, SEVERABILITY, ENTIRE AGREEMENT. Section and subsection headings have been inserted herein for convenience only and shall not be construed as part of this Agreement. Every provision of this Agreement, the Note and the other Financing Agreements is intended to be severable; if any term or provision of this Agreement, the Note, the other Financing Agreements, or any other document delivered in connection herewith shall be invalid, illegal or unenforceable for any reason whatsoever, the validity, legality and enforceability of the remaining provisions hereof or thereof shall not in any way be affected or impaired thereby. All Exhibits and Schedules to this Agreement shall be annexed hereto and shall be deemed to be part of this Agreement. This Agreement, the other Financing Agreements, and the Exhibits and Schedules attached hereto and thereto embody the entire agreement and understanding between the Borrower and the Bank and supersede all prior agreements and understandings relating to the subject matter hereof unless otherwise specified or specifically reaffirmed or restated herein.


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                  Section 17.12 GOVERNING LAW. THIS AGREEMENT AND THE OTHER
FINANCING AGREEMENTS, AND ALL TRANSACTIONS, ASSIGNMENTS AND TRANSFERS HEREUNDER AND THEREUNDER, AND ALL THE RIGHTS OF THE PARTIES, SHALL BE GOVERNED AS TO VALIDITY, CONSTRUCTION, ENFORCEMENT AND IN ALL OTHER RESPECTS BY THE LAWS OF THE STATE OF NEW YORK. THE BORROWER AGREES THAT THE COURTS OF THE STATE OF NEW YORK OR THE UNITED STATES DISTRICT COURT FOR THE UNITED STATES IN THE SOUTHERN DISTRICT OF NEW YORK SHALL HAVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES PERTAINING TO THE FINANCING TRANSACTIONS OF WHICH THIS AGREEMENT IS A PART AND/OR TO ANY MATTER ARISING OR IN ANY WAY RELATED TO THIS AGREEMENT OR ANY OTHER AGREEMENT BETWEEN THE BANK AND THE BORROWER EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING AND BORROWER WAIVES PERSONAL SERVICE OF PROCESS AND AGREES THAT A SUMMONS AND COMPLAINT COMMENCING AN ACTION OR PROCEEDING IN ANY SUCH COURT SHALL BE PROPERLY SERVED AND SHALL CONFER PERSONAL JURISDICTION IF SERVED BY REGISTERED OR CERTIFIED MAIL TO BORROWER, OR AS OTHERWISE PROVIDED BY THE LAWS OF NEW YORK STATE OR THE UNITED STATES. NOTHING HEREIN SHALL AFFECT THE RIGHT OF BANK TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE BORROWER EITHER IN ANY OTHER JURISDICTION OR TO SERVE PROCESS IN ANY OTHER JURISDICTION OR TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.




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                                 ARTICLE XVIII.

                              INTENTIONALLY OMITTED

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the date first written above.



                                          AMERICAN SCIENCE AND
                                          ENGINEERING, INC.


                                          By: Lee C. Steele
                                             -----------------------------------
                                             Lee C. Steele
                                             Its Chief Financial Officer
                                             duly authorized


                                          HSBC BANK USA


                                          By: William L. Meli
                                             -----------------------------------
                                             Name: William L. Meli
                                             Title: AVP



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